                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") is entered into as of
                                             ---------
this 2nd day of August, 2000, by and among LifeMinders, Inc., a Delaware corporation ("LifeMinders"), SRNI Acquisition Corp., a Delaware corporation and
              -----------
wholly-owned subsidiary of LifeMinders ("Acquisition Corp."), Smartray Network,
                                         -----------------
Inc., a Delaware corporation (the "Company"), Andrew Playford ("Playford"), Troy
                                   -------                      --------
Tyler ("Tyler"), David Kidder ("Kidder", each of Playford, Tyler and Kidder are
        -----                   ------
referred to herein as a "Founder" and together, the "Founders") and each of the
                         -------                     --------
other stockholders of the Company who is a signatory to this Agreement on the date hereof, or who subsequently becomes a signatory by executing the signature page attached as Addendum A, other than the Founders (collectively, the "Other
                                                                         -----
Stockholders" and together with the Founders, the "Stockholders").  LifeMinders,
------------                                       ------------
Acquisition Corp., the Company and the Stockholders as they become signatories to this Agreement are referred to collectively herein as the "Parties" and
                                                              -------
individually as a "Party."
                   -----

     WHEREAS, the Parties hereto desire to consummate a merger (the "Merger")
                                                                     ------
whereby Acquisition Corp. will be merged with and into the Company and the Company will be the surviving corporation in the Merger, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law, as amended (the "DGCL"); and
                                          ----

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
                               ----

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I
                 MERGER; MERGER CONSIDERATION; EFFECTIVE TIME

     1.1  Merger.
          ------

          (a) Subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 6.6(f), and the DGCL, at the Effective Time, Acquisition Corp. and the Company shall consummate the Merger in which (i) Acquisition Corp. shall be merged with and into the Company and the separate corporate existence of Acquisition Corp. shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (iii) the separate corporate existence of the Company with all of its corporate rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects
                    ---------------------
set forth in the DGCL.

          (b) On the Closing Date, subject to the terms and conditions of this Agreement, Acquisition Corp. and the Company shall (i) cause to be executed a Certificate of Merger in the form required by the DGCL (the "Certificate of
                                                             --------------
Merger"), and (ii) cause the Certificate of Merger to be filed with the
------
Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective at (i) such time as the Certificate of Merger has been duly filed with the Secretary of the State of Delaware or (ii) such other time as is agreed upon by the Stockholders' Representative and LifeMinders and specified in the Certificate of Merger. Such time is hereinafter referred to as the "Effective Time."
     --------------

     1.2  Merger Consideration; Conversion or Cancellation of Company Common
          ------------------------------------------------------------------
Shares.
------

          (a) Subject to adjustment pursuant to 1.6, the total consideration payable in the Merger (the "Merger Consideration") to the holders of shares of
                            --------------------
the Company's capital stock (including, but not limited to, common stock, par value $0.001 per share ("Company Common Stock"), Series A Convertible Preferred
                         --------------------
Stock, par value $0.001 per share ("Company Series A Stock"), Series B
                                    ----------------------
Convertible Preferred Stock, par value $0.001 per share ("Company Series B
                                                          ----------------
Stock"), warrants and any other right of any kind to purchase shares of the Company's capital stock (excluding the Company Stock Options (as defined in
Section 1.3(a)); collectively, the "Company Capital Stock"), shall consist of:
                                    ---------------------

               (i) cash in the amount of One Million Dollars ($1,000,000) (the "Merger Cash");
      -----------

               (ii)   that number of shares (the "Merger Stock") of LifeMinders'
                                                 ------------
common stock, par value $0.01 per share ("LifeMinders Common Stock"), that is
                                          ------------------------
equal to the quotient of (A) Thirty Five Million Dollars ($35,000,000) divided by (B) $27.95 (the "Merger Price"); and
                    ------------

               (iii) any Additional Pledge Shares (as defined below) issuable pursuant to Section 1.2(b) below.

          (b) The Merger Consideration has been calculated based on the assumption that the difference between the current assets and current liabilities ("Net Working Capital") of the Company as of the Closing Date, is
              -------------------
negative $2,120,000 less any (i) accruals, not to exceed $50,000, for a post-Closing audit and (ii) costs associated with terminating contracts at the request of LifeMinders (the "Target Net Working Capital"). If the Net Working
                             --------------------------
Capital on the Closing Date is greater than or less than the Target Net Working Capital, with such difference exceeding $50,000, then the Merger Stock shall be subject to adjustment as set forth in this Section 1.2(b). The Company shall, on the Closing Date, deliver a balance sheet as of the Closing Date (the "Closing Balance Sheet"). Set forth on Schedule 1.2(b) is a projected Closing
 ---------------------
Balance Sheet (the "Projected Closing Balance Sheet").  The Closing Balance
                    -------------------------------
Sheet shall be mutually prepared by the Company and LifeMinders in accordance with GAAP, consistent with the Projected Closing Balance Sheet and the Company's past accounting practices (except as otherwise requested by LifeMinders). If the Net Working Capital reflected on the Closing Balance Sheet ("Closing Net
                                                                 -----------
Working Capital") is less than the Target Net Working Capital by more than
---------------
$50,000 (e.g., negative $2,171,000), then the number of shares comprising the Merger Stock shall be reduced by the quotient of (x) the Target Net Working Capital minus the Closing Net

Working Capital divided by (y) the Merger Price. If the Company's Closing Net Working Capital is greater than the Target Net Working Capital by more than $50,000 (e.g., negative $2,069,000), then the number of shares comprising the Merger Stock shall be increased by the quotient of (x) the Company's Closing Net Working Capital minus the Target Net Working Capital divided by (y) the Merger Price. The Closing Balance Sheet shall be subject to review within forty-five
(45) days after the Closing Date by an accounting firm of national repute, selected by LifeMinders and the Stockholders' Representative (as defined in
Section 6.11), if either Party so requests. To the extent that such post-Closing review indicates that the Closing Net Working Capital reflected on the Closing Balance Sheet was understated by more than $50,000, then LifeMinders shall add to the Pledged Assets a number of shares of LifeMinders Common Stock equal to the quotient of (x) the entire amount of such understatement divided by (y) the Merger Price ("Additional Pledge Shares"). To the extent that such post-Closing
               ------------------------
review indicates that the Closing Net Working Capital reflected on the Closing Balance Sheet was overstated by more than $50,000, then LifeMinders shall be entitled to receive from the Pledged Assets a number of shares of LifeMinders Common Stock equal to the quotient of (a) the entire amount of such overstatement divided by (b) the Merger Price.

          (c) At the Effective Time, by virtue of the Merger and without any action by the Parties, or the holders of any of the following securities, (i) each share of Company Common Stock, Company Series A Stock and Company Series B Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.2(d) hereof and other than Dissenting Shares under Section 1.6 below) shall be canceled and shall be converted automatically into the right to receive immediately the Pro Rata Share of the Merger Cash and the Pro Rata Share of the Merger Stock and, if applicable, the Additional Pledge Shares, as adjusted pursuant to Section 1.2(b) and (ii) each outstanding share of common stock, par value $.001 per share, of Acquisition Corp. shall be converted into one share of common stock of the Surviving Corporation of the Merger, as such shares of common stock are constituted immediately following the Effective Time. For purposes hereof, "Pro Rata Share" means the percentage determined by dividing
                  --------------
the number one by the total number of issued and outstanding shares of Company Common Stock, Company Series A Stock and Company Series B Stock.

          (d) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (e) The exchange ratio pursuant to which any shares of Company Capital Stock are to be exchanged for LifeMinders Common Stock shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into LifeMinders Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to LifeMinders Common Stock or Company Common Stock occurring prior to the Effective Time.

          (f) No certificates representing fractional shares of LifeMinders Common Stock shall be issued upon surrender of any shares of Company Capital Stock. In lieu of any fractional shares of LifeMinders Common

Stock, the number of shares of LifeMinders Common Stock that any holder of Company Capital Stock is entitled to receive shall be rounded up or down to the nearest whole number (after aggregating all such fractional shares for a particular holder).

          (g) No transfers of shares of Company Common Stock shall be made on the stock transfer books of the Company after the date of this Agreement, and each Stockholder agrees not to transfer any shares of Company Common Stock after the date of this Agreement and before the Closing Date.

     1.3  Options.
          -------

          (a) All outstanding options granted under the Company's Stock Option and Restricted Stock Purchase Plan (the "Company Option Plan") or otherwise as
                                         -------------------
of the Effective Time and set forth on Schedule 1.3(a) (each a "Company Stock
                                                                -------------
Option") shall be assumed by LifeMinders in the manner provided for in this
------
Section 1.3. At the Effective Time, any options to acquire shares of Company Capital Stock not set forth on Schedule 1.3(a) shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (b) Each Company Stock Option, whether or not vested or presently exercisable, shall be assumed by LifeMinders and shall constitute an option to acquire a number of shares of LifeMinders Common Stock (rounded down to the nearest whole share) equal to the quotient of (x) the number of shares of Company Common Stock subject to such Option divided by (y) 10.18 (as adjusted to reflect any adjustment to the Merger Consideration pursuant to Section 1.2(b)), at an exercise price per share equal to the product of (x) the exercise price per share of Company Common Stock subject to such option in effect immediately prior to the Effective Time times (y) 10.18 (as adjusted to reflect any adjustment to the Merger Consideration pursuant to Section 1.2(b)), provided,
                                                                    --------
that, if this calculation results in an aggregate exercise price that requires
----
the payment of a fraction of a cent at the time of exercise of options for one or more shares (with the exercise price considered in the aggregate for all options being exercised, then the aggregate exercise price for all such shares shall be further adjusted upwards to the nearest whole cent). Any Company Stock Options outstanding on the date hereof and assumed by LifeMinders hereunder that are not exercisable on or before the Effective Time shall be subject to a vesting schedule that provides for (x) one third (1/3) of such shares to be exercisable on the date that is six (6) months after the holder thereof has accepted employment with LifeMinders and relocated to the Herndon, Virginia area (the "Relocation Date"), or such earlier date as LifeMinders may, in its sole
      ---------------
discretion, determine is appropriate, and (y) the remaining two thirds (2/3) of such shares shall be exercisable on the first anniversary of the Relocation Date, or such earlier date as LifeMinders may, in its sole discretion, determine is appropriate; unless such vesting schedule is less favorable to the holder than the vesting schedule in effect prior to the Effective Time, in which case the vesting schedule in effect prior to the Effective Time shall apply. Notwithstanding the foregoing, in the case of any Company Stock Option to which
Section 421 of the Code applies by reason of its qualification under Section 422 or Section 423 of the Code ("Qualified Stock Options"), the exercise price, the
                             -----------------------
number of shares purchasable pursuant to such Qualified Stock Option and the terms and conditions of exercise of such Qualified Stock Option shall be determined in order to comply with Section 424 of the Code.

     1.4  Pledged Assets.
          --------------

          (a) As partial collateral security for the payment of any indemnification obligations pursuant to Article IX, the Stockholders shall, and by execution hereof do hereby transfer, pledge and assign to LifeMinders, for the benefit of LifeMinders, a security interest in the following assets (the "Pledged Assets"):
 --------------

               (i) five percent (5%) of the Merger Stock comprising each such Stockholder's Pro Rata Share of the Merger Stock, plus each such Stockholder's Pro Rata Share of the Additional Pledge Shares, and the certificates and instruments, if any, representing or evidencing all of the foregoing;

               (ii) all securities hereafter delivered to such person with respect to or in substitution for such person's Pledged Assets set forth in foregoing clause (i), all certificates and instruments representing or evidencing such securities and other property at any time received, receivable or otherwise distributed in exchange for any or all thereof; and

               (iii) all non-cash proceeds of all of the foregoing property and, subject to paragraph (c) below, all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

          (b) Each certificate, if any, evidencing Pledged Assets shall be delivered to LifeMinders directly by the transfer agent, such certificate bearing no restrictive or cautionary legend other than those imprinted by the transfer agent at LifeMinders' request. Each Stockholder shall, at the Closing, deliver to LifeMinders, for each such certificate, a stock power duly signed in blank by him or it.

          (c) Unless and until the Pledged Assets are applied to satisfy any indemnification obligation pursuant to Article IX, and in accordance with the procedures set forth therein, the Pledged Assets shall be property of the Stockholders and each of them shall be entitled to retain any cash proceeds from, and exercise any voting powers incident to, their respective Pledged Assets.

          (d) The Pledged Assets shall be available to satisfy (x) any post-Closing adjustment to the Merger Consideration pursuant to Section 1.2(b) and
(y) any indemnification obligations pursuant to Article IX for a period of one
(1) year following the Effective Time (the "Release Date"). Promptly following
                                            ------------
the Release Date, LifeMinders shall return or cause to be returned to the Stockholders the Pledged Assets, less Pledged Assets having an aggregate value equal to the amount of (i) any post-Closing adjustment to the Merger Consideration pursuant to Section 1.2(b), (ii) any pending claim for indemnification made by any Indemnified Party (as defined in Article IX), and
(iii) any amounts finally determined to be owed in respect of indemnification obligations pursuant to Article IX. For purposes of the preceding sentence and
Article IX, each share of LifeMinders Common Stock held as Pledged Assets shall be valued at the Merger Price.

     1.5  Surviving Corporation.
          ---------------------

          (a) From and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as the certificate of incorporation of Acquisition Corp.; provided, that, the name of the Surviving Corporation shall be SmartRay Network, Inc., until thereafter amended as provided therein and under the DGCL.

          (b) From and after the Effective Time, the Bylaws of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

          (c) The directors and officers of the Surviving Corporation from and after the Effective Time shall be as set forth on Schedule 1.5(c), until their successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     Section 1.6  Dissenting Shares.
                  -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised such holder's appraisal rights in accordance with Section 262 of the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right
         -----------------
to receive LifeMinders Common Stock pursuant to Section 1.2(c), but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by
Section 262 of the DGCL.

          (b) Notwithstanding the provisions of Section 1.6(a), if any holder of shares of Company Capital Stock who demands his appraisal rights with respect to such shares shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for the fair market value of such shares under the DGCL, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.2, without interest, upon surrender of the certificate or certificates representing such shares; provided that if such holder effectively
                                       --------
withdraws or loses his right to receive payment for the fair market value of such shares after the Effective Time, then, at such time LifeMinders shall be entitled to receive such holder's pro rata portion of the Pledged Assets.

                                  ARTICLE II
                                    CLOSING

     2.1  Time and Place of the Closing.  The closing of the transactions
          -----------------------------
contemplated by this Agreement (the "Closing") shall take place at the offices
                                     -------
of Shaw Pittman in Tysons Corner, Virginia, as soon as practicable following the satisfaction or waiver or the conditions set forth in Articles VII and VIII hereof and in any event within three (3) business days thereafter, or such other date as LifeMinders and the Company may mutually determine (the "Closing Date").
                                                                 ------------

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE STOCKHOLDERS

     The Company and each of the Stockholders, jointly and severally (to the extent set forth in Article IX), represent and warrant to LifeMinders, as of the date hereof and as of the Closing Date, as follows, except as set forth in the Company Disclosure Schedule. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure on any Schedule shall be deemed to cross-reference to the other numbered or lettered paragraphs to which the representation and warranty with respect to which the disclosure is made is reasonably related on the face of such disclosure without reference to extrinsic documentation to any objective third party reviewing such disclosure. Moreover, no disclosure made on the Company Disclosure Schedule, by the fact of its disclosure, shall be deemed to acknowledge that disclosure of such information is required under this Article III. For purposes of this Agreement, the phrase "to the Company's knowledge" or words of similar import shall mean (a) the actual knowledge of the officers and directors of the Company and (b) the knowledge that any Person identified in clause (a) would have obtained in the reasonably prudent exercise of his or her duties as an officer or director of the Company.

     3.1  Organization and Corporate Power. The Company is a corporation, duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or its properties owned, leased or operated by it, or the nature of its activities makes qualification necessary. All such jurisdictions in which the Company is qualified are set forth on Schedule 3.1. The Company has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The copies of the Company's Certificate of Incorporation and Bylaws, which have been furnished to LifeMinders, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books containing the records of meetings of the stockholders and Board of Directors which have been furnished to LifeMinders are correct and complete in all material respects. The stock certificate books and the stock record books of the Company which have been furnished to LifeMinders are correct and complete. The Company is not in default under, or in violation of, any material provision of its Certificate of Incorporation or Bylaws.

     3.2  Authority for Agreement. The Board of Directors and stockholders of
          -----------------------
the Company holding at least sixty percent (60%) of the Company Capital Stock have approved this Agreement and the transactions contemplated hereby, and have authorized the execution and delivery and performance hereof. The Company has full corporate power, authority and legal right to enter into this Agreement and the other documents contemplated hereby to which the Company is a party and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than stockholder approval and the filing of the Certificate of Merger as required by the DGCL. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general. Stockholders owning or controlling shares of the Company Capital Stock representing sufficient voting power to approve the Merger and the consummation of the transactions contemplated hereby in accordance with the DGCL have executed this Agreement.

     3.3  No Violation to Result. Except as set forth on Schedule 3.3, the
          ----------------------
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof:
(i) are not in violation or breach of, do not conflict with or constitute a default under, and shall not accelerate or permit the acceleration of the performance required by, any of the terms of the Certificate of Incorporation or Bylaws of the Company or any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which either the Company is a party or by which the Company is bound; (ii) shall not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration; (iii) shall not result in a violation under any law, judgment, decree, order, rule, regulation, permit or other legal requirement of any Governmental Authority applicable to the Company; and (iv) shall not result in the creation or imposition of any Lien, possibility of Lien, or restriction in favor of any third Person upon the Company Capital Stock or any of the properties or assets of the Company. Other than as set forth on Schedule 3.3, no notice to, filing with, or consent of, any Person is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

     3.4  Capitalization.  Schedule 3.4 sets forth, as of the date hereof: (i)
          --------------
the number of authorized shares of each class of Company Capital Stock; (ii) the number of issued and outstanding shares of each class of Company Capital Stock;
(iii) the number of shares of each class which are reserved for issuance upon exercise of options or warrants or upon conversion of convertible securities;
(iv) the names of all holders of issued and outstanding shares of each class of Company Capital Stock, together with the number of such shares owned and/or controlled by each such holder and the percentage of the issued and outstanding shares of each class of Company Capital Stock which such holder owns or controls; and (v) the number of shares of each class, if any, which are held in treasury. All of the issued and outstanding shares of Company Capital Stock:
(a) have been duly authorized and validly issued, and are fully paid and non-assessable; (b) were issued or transferred in compliance with all applicable state and federal laws; and (c) were issued in compliance with any preemptive rights or rights of first refusal. All shares of Company Capital Stock to be issued prior to Closing pursuant to options, warrants or convertible securities, will be, when issued: (x) duly authorized, validly issued, fully paid and non-assessable; (y) issued in compliance with all applicable state and federal laws; and (z) issued in compliance with any preemptive rights or rights of first refusal imposed by or through the Company. No preemptive rights or rights of first refusal imposed by or through the Company exist with respect to the shares of Company Capital Stock, and no such rights arise by virtue of or in connection with the transactions contemplated hereby; and, to the extent permitted by law, the Stockholders have waived (or hereby waive) any and all such preemptive rights and rights of first refusal. Except as set forth on Schedule 3.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company or the Stockholders to issue or sell any shares of Company Common Stock (or securities convertible into or exchangeable for shares of Company Common Stock) and no such rights or commitments of any kind arise by virtue of or in connection with the transactions contemplated hereby. There is no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting or transfer of Company Capital Stock to which the Company is a party or, to the Company's knowledge, to which any stockholder of the Company is a party. The Company is not obligated to redeem or otherwise acquire any of the outstanding shares of Company Capital Stock.

     3.5  Financial Statements. Schedule 3.5 includes true, complete and correct
          --------------------
copies of the unaudited compiled interim balance sheet of the Company (the "Current Balance Sheet") as of June 30, 2000 (the "Balance Sheet Date") and
 ---------------------                             ------------------
unaudited statements of income, cash flow and retained earnings of the Company for the six-month period then ended (together with the Current Balance Sheet, the "Financial Statements"). Each of the Financial Statements (including in all
     --------------------
cases the notes thereto, if any) is accurate and complete, is consistent with the Company's books and records (which, in turn, are accurate and complete), presents fairly in all material respects the Company's financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP, except for the absence of notes. The Current Balance Sheet presents fairly the financial condition of the Company as of the dates indicated thereon, and each of the statements of income, cash flows and retained earnings included in the Financial Statements presents fairly the results of its operations for the periods indicated thereon. During the periods covered by the Financial Statements and since the Balance Sheet Date, there has been no material change in the Company's accounting policies. There are no material, special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. There have been no transactions involving the business of the Company which properly, in accordance with GAAP, should have been set forth in the Financial Statements and which have not been accurately so set forth.

     3.6  Liabilities. Except as disclosed on Schedule 3.6, there are no
          -----------
Liabilities of the Company, other than: (i) those Liabilities reflected on the Current Balance Sheet and not previously paid or discharged; and (ii) those Liabilities incurred after the Balance Sheet Date arising in the ordinary course of business and consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) and none of which is more than $50,000 in amount. The Company is not a guarantor or otherwise liable for any Liabilities of any other Person other than endorsements for collection in the ordinary course of business.

     3.7  Adverse Changes. Except as set forth on Schedule 3.7, since the
          ---------------
Balance Sheet Date, the Company has not:

          (a) suffered a Material Adverse Effect or suffered any theft, damage, destruction, or casualty loss in excess of $50,000, individually or in the aggregate, to its assets (whether or not covered by insurance) or suffered any destruction of the Company's books and records;

          (b) redeemed or repurchased, directly or indirectly, any shares of Company Capital Stock or other equity security or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any shares of Company Capital

Stock or other equity securities, or warrants, options or other rights to acquire shares of Company Capital Stock or other equity securities of the Company;

         (c) issued, sold or transferred any notes, bonds or other debt securities, any equity securities, any securities convertible, exchangeable or exercisable into shares of Company Capital Stock or other equity securities of the Company;

         (d) borrowed any amount or incurred or become subject to any Liabilities, except Liabilities incurred in the ordinary course of business;

         (e) discharged or satisfied any Lien or paid any Liability, except Liabilities incurred in the ordinary course of business, or prepaid any amount of Liabilities for borrowed money;

         (f) subjected any portion of its properties or assets to any Lien, other than Permitted Liens (as defined in Section 3.12(c));

         (g) sold, leased, assigned or transferred a portion of its tangible or intangible assets (including Intellectual Property (as defined herein)), or canceled (without fair consideration) any material debts or claims owing to it or held by it, or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of preserving all rights of the Company in such confidential information);

         (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business;

         (i) entered into, amended or terminated any Material Contract (as defined herein) or taken any other action or entered into any other transaction other than in the ordinary course of business;

         (j) entered into any other material transaction, whether or not in the ordinary course of business, or materially changed any business practice (except as expressly contemplated by this Agreement);

         (k) made any other change in employment terms for any of its directors, officers and employees outside the ordinary course of business and inconsistent with past practice (except as expressly contemplated by this Agreement or as otherwise requested by LifeMinders);

         (l) conducted its cash management customs and practices other than in the ordinary course of business (including, without limitation, with respect to maintenance of working capital balances, collection of accounts receivable and payment of accounts payable);

         (m) made any capital expenditures that aggregate in excess of $50,000;

         (n) made any loans or advances to, or guarantees for the benefit of, any Persons;

          (o) made any payment to any Affiliate of the Company or any Stockholder other than regular salaries; or

          (p)  committed or agreed to any of the foregoing actions set forth in
(a) through (o) above.

     3.8  Employee Benefit Plans.
          ----------------------

          (a) All employee benefit plans, programs, policies and arrangements (whether formal or informal, written or unwritten, and whether for the benefit of a single individual or more than one individual) maintained or contributed to (whether currently or previously) by the Company or any employee leasing organization (only with respect to a leased employee or co-employee of the Company) for the benefit of any current or former employee (or leased employee or co-employee) of the Company or in which such employees are entitled to participate or with respect to which the Company has or reasonably could be expected to have any Liability are listed on Schedule 3.8 (the "Benefit Plans").
                                                                -------------
With respect to each Benefit Plan, true, correct and complete copies of all of the following documents, if applicable, have been delivered or made available to
LifeMinders: all plan documents and amendments thereto; all stock option agreements; all written descriptions of any oral plans or policies; all trust agreements; all annuity contracts, insurance policies or contracts and service agreements; the most recent IRS opinion letter; the most recent summary plan description; and copies of the nondiscrimination (including Section 415) testing for the last 3 years or such shorter period as the plan was in existence'. Notwithstanding any provision of this Agreement to the contrary, any representation or warranty of the Company with respect to any Benefit Plan maintained for employees, co-employees or leased employees pursuant to a relationship between the Company and any employee leasing organization or words of similar import shall be limited solely to Benefit Plans to the extent that they include and cover such employees, co-employees and leased employees.

          (b) Each Benefit Plan and the administration thereof complies, and has at all times complied, with the terms of such Benefit Plan and with the requirements of all applicable law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. Each
                                                     -----
Benefit Plan intended to qualify under Section 401(a) of the Code so qualifies, each trust that forms a part of any such Benefit Plan or trust or other entity that is intended to be a voluntary employees' beneficiary association is exempt from taxation under Section 501(a) of the Code, and no such trust or other entity is liable for any tax under Section 511 of the Code. Each Benefit Plan and related trust agreement and annuity contract is valid, binding, enforceable and in full force and effect, and the Company has no plan or commitment (whether legally binding or not) to modify any Benefit Plan (except to the extent disclosed in the documents delivered to LifeMinders and except as necessary to conform the Benefit Plan to changes in applicable laws). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in
Section 414(b), (c), (m) or (o) of the Code, including, without limitation, the Company or any Affiliate of the Company or, with respect to employees leased by the Company and co-employees of the Company, any employer leasing organization. Company and its ERISA Affiliates have never maintained or contributed to, and do not now, and have never had, any liability under (or with respect to) a pension plan which is a tax qualified "defined benefit pension plan" (as defined in Section 3(35) of ERISA) or, except as disclosed in Schedule 3.8(c), a tax qualified "defined contribution plan" (as defined in Section 3(34) of ERISA) ("DC Plans"), whether or not terminated. Neither the Company, nor any ERISA Affiliate has incurred any Liability for any Tax imposed under Sections 4971 through 4980B of the Code or civil liability under Sections 502(i) or (l) of ERISA. No Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. No Benefit Plan provides health or death benefit coverage to any employee or his spouse or dependents beyond the termination of an employee's employment, except as required by Part 6 of Title I of ERISA or Section 4980B of the Code. The Company has no Liability (whether actual, contingent or otherwise) with respect to any employee benefit plan, program, policy or arrangement sponsored, maintained or contributed to by the Company or an ERISA Affiliate.

          (c) No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan, and, to the knowledge of the Company, no suit, action or other litigation is threatened by, against, or relating to any Benefit Plan and the Company does not have any knowledge of any fact that could form the basis for any such suit, action or litigation. No "prohibited transaction" within the meaning of Sections 406 or 407 of ERISA or
Section 4975 of the Code or any breach of fiduciary responsibility under ERISA that could subject the Company to tax or other Liability has occurred. No Benefit Plan is presently under audit or examination by the IRS, the Department of Labor, or any other Governmental Authority, and no matters are pending with respect to any Benefit Plan under the IRS Employee Plans Compliance Resolution System. All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made as of the Balance Sheet Date, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP. Except as set forth in Schedule 3.8, no Benefit Plan contains any term or provision or is subject to any law that would prohibit the transactions contemplated by this Agreement, or that would give rise to the vesting or acceleration of benefits, or to payments, Liabilities or funding obligations as a result of the execution of this Agreement or the transactions contemplated by this Agreement, except to the extent that full vesting is required under any tax-qualified Benefit Plan under
Section 411 of the Code.


     3.9  Employee Matters.
          ----------------

          (a) Schedule 3.9(a) contains a complete and correct list of all employees, leased employees and co-employees of the Company and their respective titles as of the date hereof, the current compensation paid or payable to each such employee, the date and amount of such employee's most recent salary increase, the date of employment of each such employee and the accrued vacation time and sick leave of each such employee as of June 30, 2000. Except as set forth on Schedule 3.9(a), (i) the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisers of the Company are such that their employment or engagement may be terminated upon not more than two (2) weeks' notice given at any time and without liability for payment of compensation or damages, and (ii) there are no severance payments which are or could become payable by the Company to any director, officer or other employee of the Company under the terms of any oral or written agreement or commitment or any law or Company practice.

          (b) Neither the Company nor any ERISA Affiliate is bound by or subject to any arrangement with any labor union. No employees of the Company or any ERISA Affiliate are or ever have been represented by any labor union or covered by any collective bargaining agreement while employed by the Company or such ERISA Affiliate and, to the Company's knowledge, no campaign to establish such representation is in progress. There is no pending or, to the Company's knowledge, threatened labor dispute involving the Company and any group of their employees nor has the Company experienced any material labor interruptions. The Company is and has been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including without limitation any such laws regarding employment documentation, minimum wage and hours, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and the Company has not, to its knowledge, engaged in any unfair labor practice. To the Company's knowledge, all Persons classified by the Company as independent contractors do satisfy and have satisfied the requirements of law to be so classified and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

          (c) Except as set forth on Schedule 3.9(c), to the knowledge of the Company, no executive, key employee, group of employees, consultant or independent contractor of the Company has any plans to terminate his, her or its employment or relationship as a consultant or an independent contractor with the Company. With respect to any leased employee or co-employee, the hiring of any such employee by the Company will not be subject to any liability to any third party, including, but not limited to, any professional employer organization, leasing organization or other employee contracting organization (collectively "PEO"), except as disclosed on the Current Balance Sheet or as may have been
 ---
waived by such PEO. The Company may terminate its participation in any Benefit Plans sponsored or maintained by any PEO without liability.

     3.10  Taxes
           -----

           (a)  Tax Returns Filed and Taxes Paid. The Company has filed all Tax
                --------------------------------
Returns it was required to file on a timely basis. All such Tax Returns are correct and complete in all respects. All Taxes required to have been paid by the Company (whether or not shown on any Tax Return) have been paid on a timely basis. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Company has not requested or obtained any extension of time within which to file any Tax Return, which Tax Return has not since been filed. There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

           (b)  Withholding Taxes. The Company has complied in all respects with
                -----------------
all applicable laws, rules and regulations relating to withholding Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6048 of the Code, as well as any similar provisions under any other laws, and has, within the time and manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Authority all amounts required to have been so withheld and paid.

          (c)   Tax Assessments, Audits, Proceedings, Rulings and Closing
                ---------------------------------------------------------
Agreements. There are no existing circumstances which reasonably may be expected
----------
to result in the assertion of any claim for Taxes against the Company by any Governmental Authority with respect to any period for which Tax Returns have been filed or Tax is required to have been paid. There is no audit or other proceeding presently pending or threatened with regard to any Tax or Tax Return of the Company. The Company has not received a written ruling from a Governmental Authority relating to any Tax or entered into a written agreement with a Governmental Authority relating to any Tax if such ruling or agreement could have a continuing effect with respect to any taxable period for which the Company has not filed a Tax Return.

          (d)   Statute of Limitations. The Company has not waived any statute
                ----------------------
of limitations with respect to any Tax or Tax Return or agreed to any extension of time with respect to a Tax assessment or deficiency, which has continuing effect.

          (e)   Collapsible Corporations. The Company has not filed any consent
                ------------------------
or entered into any agreement under Section 341(f) of the Code with respect to any of its assets.

          (f)   Golden Parachute Payments. Within the meaning of Section 280G of
                -------------------------
the Code, the Company has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement, plan or arrangement (other than arrangements entered into pursuant to this Agreement) requiring it to make payments to any person that would be excess parachute payments by reason of the consummation of the transactions contemplated by this Agreement, and the Company is not a party to any contract or agreement (other than contracts or agreement entered into pursuant to this Agreement) that will have continuing effect after the Closing Date that under certain circumstances could require any payment (or be deemed to give rise to any payment) that would be a parachute payment.

          (g)   Change of Accounting Method. The Company has not made or agreed
                ---------------------------
to make, and is not required to make, any change in method or accounting of the Company which would require the Company to make an adjustment to its income pursuant to Section 481(a) of the Code (or any similar provision); and neither is there any application pending with any Governmental Authority requesting permission for the Company to make any change in any accounting method, nor has the Company received any notice that a Governmental Authority proposes to require a change in method of accounting.

          (h)   Liability for Third Party Taxes. The Company is not and has not
                -------------------------------
been a party to any Tax allocation, Tax sharing or similar agreement or arrangement. The Company (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return, and (ii) has no Liability for Taxes owing by any other Person, including, without limitation (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor, or (C) by contract.

          (i)   Deferred Tax Liability; Installment Sale.  The Company has not
                ----------------------------------------
taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax (including by not limited to income, sales, gross receipts, or payroll) from a period (or portion thereof) ending on or prior to the Closing Date to a period (or portion thereof) beginning after the Closing Date. The Company has no deferred income or Tax Liability arising out of any transaction, including without limitation, any (i) intercompany transaction (as defined in Treasury Regulation Section 1.1502-13), or (ii) the disposal of any property in a transaction accounted for under the installment method pursuant to
Section 453 of the Code except to the extent adequately reserved for in its Current Balance Sheet.

          (j)   Disclosure of Tax Documents. The Company has made available to
                ---------------------------
LifeMinders complete and accurate copies of such of the following materials as LifeMinders has requested: (i) all Tax Returns filed by the Company, (ii) all examination reports relating to Taxes of the Company, and (iii) all statements of Taxes assessed against or agreed to by the Company, (iv) all written rulings the Company has received from any Governmental Authority relating to any Tax,
(v) all written agreements the Company has entered into with any Governmental Authority relating to any Tax. Schedule 3.10 identifies all of the Tax Returns, and taxable period covered by such returns, which the Company has filed, and identifies those Tax Returns or periods that have been audited or are currently the subject of an audit by a Governmental Authority.

          (k)   Real Property Holding Corporation. The Company has never been a
                ---------------------------------
United States real property holding corporation within the meaning of Code
Section 897(c)(2).

          (l)   Tax Exempt Use Property. No property of the Company is "tax
                -----------------------
exempt use property" within the meaning of Section 168 of the Code.

    3.11  Subsidiaries. The Company has no debt, equity or other investment or
          ------------
interest in any Person or any joint venture or strategic alliance with any Person. The Company has no commitments to contribute to the capital of, make loans to, or share losses of, any Person.

    3.12  Property.
          --------

          (a) The Company owns no real property. Schedule 3.12(a) sets forth an accurate and complete list of all real property leased by the Company (collectively, the "Facilities"). True, complete and correct copies of all real property leases have been delivered to LifeMinders. There have been no improvements to, construction on, work done at, and/or services or material supplied to, the Facilities or any part or parts thereof for which the Company is responsible and for which payment in full has not been made and which may reasonably be expected to give rise to mechanic's liens or other Lien. All leases set forth on Schedule 3.12(a) are in full force and effect and constitute valid and binding agreements of the Company and, to the knowledge of the Company, the other parties thereto in accordance with their respective terms.

          (b) Schedule 3.12(b) sets forth an accurate list of all owned and leased personal property included on the Current Balance Sheet and all other personal property owned or leased by the Company, with an individual book value in excess of $5,000 (i) as of the Balance Sheet Date, or (ii) acquired since the Balance Sheet Date, including an indication as to which assets are currently owned, or were formerly owned, by any current or former stockholders or Affiliates of the Company. True, complete and correct copies of all personal property leases and leases for equipment have been delivered to LifeMinders. All of the vehicles and other material machinery and equipment listed on Schedule 3.12(b) are in good working order and condition, ordinary wear and tear excepted. All fixed assets used by the Company that are material to the operation of its business are either owned by the Company or leased under an agreement listed on Schedule 3.12(b).

          (c) The Company has good and valid title to its assets, free and clear of any and all Liens and defects in title, other than (i) statutory Liens for taxes and assessments or governmental charges or levies not at the time due;
(ii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers' warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; and (iii) liens reflected in the financial statements (all said laws and encumbrances described in clauses (i) through (iii) being referred to collectively as "Permitted Liens").
                    ---------------

     3.13  Contracts.
           ---------

           (a) Schedule 3.13 constitutes an accurate and complete list of each note, bond, mortgage, contract, license, commitment, indenture, agreement or other arrangement in effect as of the date of this Agreement to which the Company is a party: (i) with a dealer, broker, sales agency, advertising agency or other Person engaged in sales or promotional activities; (ii) which requires aggregate payments by or to the Company or involves an unperformed commitment or services having a value in excess of $50,000; (iii) pursuant to which Company has made or will make loans or advances, or has or will incur debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another; (iv) which are indentures, credit agreements, loan agreements, notes, mortgages, security agreements, leases of real property or personal property and agreements for financing; (v) involving a partnership, or joint venture or other cooperative undertaking which is not terminable by the Company on less than thirty (30) days' notice without penalty or the requirement to pay any fees or money; (vi) involving restrictions imposed upon the Company or its employees or business with respect to the geographical area of operations or scope or type of business of the Company; (vii) which are powers of attorney or agency agreements or written arrangements with any Person, in any case, pursuant to which such Person is granted the authority to act for or on behalf of the Company or any Founder; (viii) with respect to which the requirements for performance extend beyond one (1) year from the date of this Agreement; (ix) which give warranties with respect to the products or services of the Company that differ in any material respect from the warranties set forth in any agreement contained on Schedule 3.13; (x) which relates to the employment of any Person; (xi) which are consulting and professional advisor agreements;
(xii) which cannot be terminated without penalty or payment on ninety (90) days' (or less) notice; (xiii) with any of its Affiliates; (xiv) with any Government; and (xv) which relates to the Company's business not made in the ordinary course of business which are to be performed at or after the date of this Agreement (together, the "Material Contracts").
                ------------------

          (b) To the knowledge of the Company, no Material Contract has been breached or canceled by any party thereto, and the Company has no knowledge of any anticipated breach by any other party to any Material Contract. The Company has performed all the obligations required to be performed by it in connection with the Material Contracts and is not in default under or in breach of any Material Contract, and no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach thereunder. The Company does not have a present expectation or intention of not fully performing any obligation pursuant to any Material Contract. Each Material Contract is legal, valid, binding, en-forceable and in full force and effect and shall continue as such following the consummation of the transactions contemplated hereby.

          (c) The Company has provided LifeMinders, or made available to LifeMinders, with a true and correct copy of all written Material Contracts which are required to be disclosed on Schedule 3.13, in each case together with all amendments, waivers or other written modifications thereto (all of which are disclosed on Schedule 3.13). Except as set forth on Schedule 3.13(c), no consent is required, and no change of control provisions are triggered, with respect to any of the Material Contracts in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     3.14  Litigation. There is no litigation, suit, legal proceeding, legal
           ----------
action, claim, demand or governmental investigation, at law or in equity, pending against the Company or, to the knowledge of the Company, threatened against or affecting the Company before any court, Governmental Authority or arbitration tribunal. The Company has not received any formal, written opinion of counsel to the effect that the Company is reasonably likely to be exposed from a legal standpoint to any Liability which would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there are no facts that would reasonably be likely to result in any such litigation, suit, proceeding, action, claim or investigation. The Company is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

     3.15  Compliance with Laws. The Company has complied and is currently in
           --------------------
compliance with all laws, regulations, rules, orders, permits, judgments, decrees and other requirements imposed by any Governmental Authority applicable to it, its properties or the operation of its business. The Company has not received any notice or citation for noncompliance with any of the foregoing, and there exists no condition, situation or circumstances nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would reasonably be expected to constitute noncompliance with or give rise to future Liability with regard to any of the foregoing. The Company has all licenses, permits, approvals, qualifications or the like, from any Government or Governmental Authority necessary for the conduct of its business, all such items are in full force and effect and are set forth on Schedule 3.15 and none of such items will be affected in any way by the consummation of the Merger.

     3.16  Government Contracts. The Company has never entered into any
           --------------------
Contracts with the Government or any Governmental Authority.

     3.17  Environmental and Safety Matters.
           --------------------------------

           (a) (i) The Company has complied and is in compliance with all Environmental and Safety Requirements (including without limitation all permits and licenses required thereunder); (ii) has received no oral or written notice of any violation of, or any investigative, corrective or remedial obligation under any Environmental and Safety Requirements; and (iii) has not released, disposed of or transported or arranged for the disposal of any hazardous substance in a manner that has given or would give rise to any investigative, corrective or remedial obligation under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the
                                                               ------
Resource Conservation and Recovery Act, as amended, or any other Environmental and Safety Requirements; except in each case any such noncompliance, violation or obligation that would not have a Material Adverse Effect. Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of Governmental Authority, or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

          (b) For purposes of this Agreement, the term "Environmental and Safety Requirements" shall mean all applicable federal, state, local and foreign statutes, regulations, ordinances, provisions having the force or effect of law, judicial and administrative orders and determinations and common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation); and "Release" shall have the meaning set forth in CERCLA.

          (c) This Section 3.17 contains the sole and exclusive representations and warranties of the Company with respect to any environmental, health or safety matters, including without limitation, those arising under any Environmental and Safety Requirements.

     3.18 Insurance. Schedule 3.18 lists and briefly describes each insurance
          ---------
policy maintained by or on behalf of the Company with respect to its directors, officers, employees, properties, assets and business. The Company has provided, or made available, copies to LifeMinders of all such insurance policies. All of such insurance policies are in full force and effect, and the Company is not and has never been in default with respect to its obligations under any such insurance policies and the Company has never been denied insurance coverage. The Company does not know of any threatened termination of, or material premium increase with respect to, any of such policies. Except as set forth on Schedule 3.18, the Company does not have any self-insurance or co-insurance programs, and the reserves set forth on the Current Balance Sheet are adequate to cover all anticipated Liabilities with respect to any such self-insurance or co-insurance programs.

     3.19 Intellectual Property.
          ---------------------

          (a) The Company has title to and ownership of (or adequate valid written licenses for) all patents, trademarks, service marks, trade names, works of authorship, copyrights, information, know-how, trade secrets, proprietary rights and processes used in its business as now conducted (the "Intellectual
                                                                 ------------
Property"), free and clear of any Liens or other rights or claims of others,
--------
except for Intellectual Property designated as not owned by the Company ("Third
                                                                          -----
Party Intellectual Property") on Schedule 3.19. Schedule 3.19 contains a
---------------------------
complete description of all Intellectual Property, including all Third Party Intellectual Property other than off-the-shelf software or shareware, with a description of the agreements, licenses and other instruments ("Third Party
                                                                -----------
Licenses") by which Company acquired rights in such Third Party Intellectual
--------
Property. No action, suit, proceeding or, to the Company's knowledge, investigation with respect to the

Intellectual Property and/or the Third Party Intellectual Property (as it relates to the Company) has ever been instituted, is pending or, to the Company's knowledge, is threatened against the Company. To the Company's knowledge, none of the Intellectual Property owned and/or used by the Company interferes with, infringes upon, or otherwise violates the rights of others (except that no representation is made with respect to any unpublished patents pending), or is being interfered with or infringed upon by others, or is subject to any outstanding order, decree or judgment. Except as set forth on Schedule 3.19, there are no royalty, commission or similar arrangements owing by the Company with respect to any Intellectual Property, and no licenses or agreements pertaining to any of the Intellectual Property or products or methods of the Company's business (other than licenses for off-the-shelf software or shareware). The licenses and each of the agreements set forth on Schedule 3.19 is in full force and effect and is not in breach or default by the Company; and to the Company's knowledge, no condition (including, without limitation, the execution and consummation of this Agreement, except that no representation is made with respect to the effect on any such agreement resulting from any conflicting agreement or arrangement to which LifeMinders or the Acquisition Corp. may be a party) exists which, by the giving of notice or the passage of time would cause any such agreement or license to be in breach or default or otherwise be terminable. Except as set forth on Schedule 3.19, all items of Intellectual Property that are designated on Schedule 3.19 as registered are properly registered and are in good standing and enforceable under applicable law. The Company has used its commercially reasonable efforts to enforce its trade secrets protection program and, to the knowledge of Company, there has been no violation of such program or any confidentiality or nondisclosure agreement relating to the Intellectual Property.

          (b) No third party has claimed or, to the Company's knowledge, has reason to claim, that any person employed by or acting as a consultant to the Company has (i) violated or, may be violating any of the terms or conditions of his employment, noncompetition or nondisclosure agreement with such third party,
(ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company, which suggests that such a claim might be contemplated. To the Company's knowledge, no person employed by or acting as a consultant to the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, to the Company's knowledge, no other person employed by or acting as a consultant to the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company knows of no reason to believe there will be any such employment or violation. None of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct of the business of the Company, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     3.20 Accounts Receivable. All of the notes and accounts receivable (both
          -------------------
billed and unbilled) of the Company are good and valid receivables (subject to no counterclaims or offset) and shall be fully collectable within ninety (90) days after the Closing Date. There are no indi-vidual accounts receivable of the Company that are over $50,000 and ninety (90) days past due, except as set forth on Schedule 3.20. No Person has any Lien on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment shall have been made with respect to any such receivables.

     3.21 Suppliers and Customers.
          -----------------------

          (a) No supplier to the Company has terminated or, to the Company's knowledge, threatened to terminate, its relationship with the Company or has during the last twelve (12) months decreased or limited, or, to the Company's knowledge, threatened to decrease or limit, its services, supplies or materials to the Company, except in the ordinary course of business. Except as set forth on Schedule 3.21(a), no supplier is a sole source of supply of any good or service to the Company. The Company does not have any knowledge that any of the suppliers intends to terminate or otherwise modify adversely to the Company its relationship with the Company or to decrease or limit its services, supplies or materials to the Company.

          (b) Schedule 3.21(b) attached hereto accurately sets forth a list of the top ten (10) customers of the Company by revenue for the twelve (12)-month period ended June 30, 2000 (each, a "Significant Customer"). The Company knows
                                     --------------------
of no written or oral communication, fact, event or action which exists or has occurred which would indicate that any Significant Customer or any other customer of the Company shall stop, materially decrease the rate of, or otherwise change the terms or conditions for, buying services or any materials or products from the Company (whether as a result of the transaction contemplated hereby or otherwise).

     3.22 Related Party Transactions. Except as set forth on Schedule 3.22, no
          --------------------------
officer, director, employee, stockholder or Affiliate of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any interests in any property used by the Company.

     3.23 Brokers. Except as set forth on Schedule 3.23, no Person has or will
          -------
have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or any Stockholder for any commission, fee or other compensation payable as a finder or broker because or any act or omission by the Company or the Stockholders.

     3.24 Bank Accounts; Powers of Attorney. Schedule 3.24 sets forth a true,
          ---------------------------------
correct and complete list of the names and locations of all banks and other financial institutions at which the Company maintains an account or safe deposit box, the names of all Persons authorized to withdraw therefrom or have access thereto and the names of all Persons holding powers of attorney from the Company.

     3.25 Disclosure. No representation or warranty by the Company or the
          ----------
Founders contained in this Agreement, and no representation, warranty or statement contained in any document delivered pursuant to this Agreement contains or will contain any untrue statement of fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading. There is no fact that has not been disclosed to LifeMinders of which the Com-pany or any Founder has knowledge that has a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect.


                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     As a material inducement to LifeMinders to enter into this Agreement, each Stockholder represents and warrants, severally and not jointly, to LifeMinders, as of the date hereof and as of the Closing Date, that, with respect to himself or itself:

     4.1   Authorization of Transactions. Each Stockholder has full power,
           -----------------------------
authority and legal capacity to enter into this Agreement and the other documents contemplated hereby to which such Stockholder is a party and to consummate the transactions contemplated hereunder. This Agreement and the other documents contemplated hereby to which such Stockholder is a party are legal, valid and binding obligations of such Stockholder enforceable against such Stockholder in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

     4.2   No Violation to Result. The execution, delivery and performance by
           ----------------------
such Stockholder of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof: (i) shall not result in a violation under any law, judgment, decree, order, rule, regulation, permit or other legal requirement of any Governmental Authority, applicable to such Stockholder; and (ii) shall not result in the creation or imposition of any Lien upon the shares of Company Capital Stock in favor of any Person. Except as set forth on Schedule 4.2, no notice to, filing with or consent of any Person is required for the execution, delivery and performance by such Stockholder of this Agreement and the other documents contemplated hereby to which such Stockholder is a party, nor the consummation by the Stockholder of the transactions contemplated hereby or thereby.

     4.3   Shares. The Stockholders are the sole holders of the issued and
           ------
outstanding shares of Company Capital Stock, and each of the Stockholders holds of record and beneficially owns the shares of Company Capital Stock as are set forth on Schedule 3.4 free and clear of any Taxes, hypothecation, assignment, deposit arrangement, Lien, preference, priority or other security agreement, warrant, attachment, right of first refusal, preemptive right, conversion, put, call or other restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever. Following the Effective Time, the Stockholders will no longer have any rights in and to the Company Capital Stock. There are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting or transfer of the Company Capital Stock to which such Stockholder is a party.

     4.4   LifeMinders Information.
           -----------------------

           (a) LifeMinders has made available to the stockholders of the Company, during the course of this transaction, the opportunity to ask questions of and receive answers from any of the officers or managers of LifeMinders concerning LifeMinders and the LifeMinders Common Stock, and to obtain any documents or additional information necessary to verify the information provided to the stockholders of the Company or otherwise relative to the financial data and business of LifeMinders, to the extent that such parties possessed such information or could acquire it without unreasonable effort or expense. Each Stockholder acknowledges receiving copies of the documents listed on Schedule 4.4 hereto.

           (b) Each Stockholder agrees and acknowledges that neither LifeMinders nor its Affiliates, agents or representatives makes, or has made in any meeting, presentation or discussion, any representation or warranties relating to LifeMinders, the LifeMinders Common Stock, the business and financial condition of LifeMinders or otherwise in connection with the transactions contemplated hereby other than those expressly set forth herein. Each Stockholder acknowledges and agrees that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or other materials are not and shall not be deemed to be or to include representations or warranties of LifeMinders. Other than as set forth herein, no person has been authorized by LifeMinders to make any representation or warranty relating to LifeMinders or its business in connection with the transactions contemplated hereby and, if made, each Stockholder further agrees that he or she has not relied upon any such representations, warranties or other information relating to LifeMinders, the LifeMinders Common Stock, the business and financial condition of LifeMinders or otherwise in connection with the transactions contemplated hereby (whether oral or written).

           (c) Each Stockholder acknowledges and agrees that any cost estimates, projections or other predictions, data, financial information, memoranda or presentations in connection with the transactions contemplated herein may contain forward-looking statements which involve risks and uncertainties, and that actual results could differ materially from those presented. Neither LifeMinders, its Affiliates, agents or representatives makes, or has made, either herein or otherwise, any representation or warranty with respect to any such forward-looking statements.

           (d) Except as set forth on Schedule 4.4(d), each of the Stockholders is an "accredited investor" as such term is defined in Regulation D promulgated under the Act and sophisticated in financial matters and able to evaluate the risks and benefits of an investment in shares of LifeMinders Common Stock received in connection with the Merger.

                                  ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF LIFEMINDERS
                             AND ACQUISITION CORP

     Each of LifeMinders and Acquisition Corp. jointly and severally represent and warrant to the Company and Stockholders, as of the date hereof and as of the Closing Date, as follows:

     5.1   Organization. Each of LifeMinders and Acquisition Corp is a
           ------------
corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in each jurisdiction where the character or location of the assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary.

     5.2   Authority for Agreement. Each of LifeMinders and Acquisition Corp.
           -----------------------
has full corporate power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of either LifeMinders or Acquisition Corp. are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of LifeMinders and Acquisition Corp. and is a legal, valid and binding obligation of each of LifeMinders and Acquisition Corp., enforceable against each of LifeMinders and Acquisition Corp. in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general.

     5.3   No Violation to Result. The execution, delivery and performance of
           ----------------------
this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof: (i) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the Certificate of Incorporation or Bylaws of LifeMinders or any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which either LifeMinders is a party or by which LifeMinders is bound; (ii) shall not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration; (iii) shall not result in violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any Governmental Authority applicable to LifeMinders; and (iv) shall not result in the creation or imposition of any Lien, possibility of Lien, or restriction in favor of any third Person upon any of the properties or assets of LifeMinders, other than Permitted Liens. No notice to, filing with, or consent of, any Person is necessary for the consummation by LifeMinders of the transactions contemplated by this Agreement.

     5.4   SEC Reports. LifeMinders has heretofore delivered, or made available,
           -----------
to the Company and stockholders of the Company complete (except in certain cases for listed exhibits which are available upon request) and correct copies of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by LifeMinders with the U.S. Securities and Exchange Commission (the "SEC") since September 24, 1999 (collectively, the "Public Filings"). As of
 ---                                                --------------
their respective effective dates, the Public Filings (i) complied as to form in all material respects with the Securities Act of 1933, as amended (the "1933
                                                                        ----
Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), as
---                                                            --------
the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. LifeMinders has made all Public Filings with the SEC that it is has been required to make under the 1933 Act and the 1934 Act.

     5.5   LifeMinders Shares. The LifeMinders' Common Stock to be issued to as
           ------------------
Merger Stock or Additional Pledge Shares under this Agreement when issued in accordance herewith will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any

Liens, encumbrances or preemptive or similar rights other than the Lien created pursuant to Section 1.4 hereof.

     5.6   Securities Laws Compliance. The LifeMinders' Common Stock to be
           --------------------------
issued as Merger Stock or Additional Pledge Shares under this Agreement will be free of any restrictions on transfer other than the restrictions on transfer contained in this Agreement and under state and Federal securities laws. Assuming (x) the delivery of an investment letter in substantially the form of Exhibit A hereto by each stockholder of the Company (whether or not a party
---------
hereto), (y) the accuracy of the information contained in each such letter and
(z) the timely filing of a Form D with the SEC (which filing will be timely made), the LifeMinders' Common Stock to be issued as Merger Stock or Additional Pledge Shares under this Agreement will have been issued under a valid exemption from registration under applicable Federal and state securities laws.


                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

     6.1   Access to Properties and Records. The Company shall afford to the
           --------------------------------
officers, employees, attorneys, accountants and other authorized representatives of LifeMinders, reasonable access during normal business hours to all of the Company's assets, properties, books and records and employees in order to afford LifeMinders as full an opportunity of review, examination and investigation as it shall reasonably request of the affairs of the Company, and LifeMinders shall be permitted to make extracts from, or take copies of, such books, records (including the stock record and minute books) or other documentation as may be reasonably necessary. The Company shall furnish or cause to be furnished to LifeMinders such reasonable financial and operating data and other information about the Company, as it is presently being conducted, as it has been conducted in the past and as it is proposed to be conducted in the future, and properties and assets which any of the respective officers, employees, attorneys, accountants or other authorized representatives of LifeMinders may reasonably request; provided, that, LifeMinders and its agents shall not unreasonably
         --------  ----
interfere with the operations of the Company. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement.

     6.2   Interim Covenants of the Company and the Founders. From the date of
           -------------------------------------------------
this Agreement until the earlier of the Closing Date or the date this Agreement is terminated pursuant to Section 11.1, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by LifeMinders or as otherwise set forth in Schedule 6.2, the Company and the Founders shall: (i) use commercially reasonable efforts to keep the Company organization intact and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is presently being conducted; (ii) use commercially reasonable efforts to keep available the services of their directors, officers, employees and agents and maintain the Facilities in good condition; (iii) perform their obligations under the Material Contracts; and (iv) maintain the goodwill and reputation associated with the Company. Without limiting the generality of the foregoing, the Company and the Founders shall not:

          (a) issue any shares of Company Capital Stock (except upon the exercise of outstanding warrants or Company Stock Options) or rights to acquire Company Capital Stock;

          (b) purchase, sell, lease or dispose of or make any contract for the purchase, sale, lease or disposition of or make subject to a security interest or any other Lien, other than Permitted Liens, any of their properties or assets, other than in the ordinary and usual course of its business, consistent with the representations and warranties contained herein, and not in breach of any of the provisions of this Section 6.2, in each case for a consideration at least equal to the fair value of such property or asset;

          (c) except as consistent with past compensation practices in the ordinary course of business, grant any salary increase to, or increase the draw of, any of their officers, directors, employees or agents, or enter into any new, or amend or alter any existing, employment, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, stock option, group insurance, death benefit or other fringe benefit plan, trust agreement or other similar or dissimilar arrangement, or any employment or consulting agreement; provided, that, the Company may grant options to acquire up to 1,822,552 shares
--------  ----
of Company Common Stock (the "Additional Company Stock Options") to certain
                               -------------------------------
employees identified on Schedule 6.2(b), in the amounts shown thereon, with an exercise price equal to the quotient of (x) the fair market value for LifeMinders Common Stock on the date of grant divided by (y) 10.18 (as adjusted to reflect any adjustments to the Merger Consideration pursuant to Section 1.2(b)), and subject to a vesting schedule that provides for one quarter (1/4) of such shares to become exercisable on the first anniversary of the grant date and one thirty-sixth (1/36) of the remaining shares to become exercisable on the first day of each month thereafter;

          (d) incur any bank indebtedness or borrowings, whether or not in the ordinary course of its business, or issue any commercial paper, other than the debt evidenced by the Promissory Note dated as of July 28, 2000, attached hereto as Exhibit D (the "Company Note");
                   ------------

          (e)   enter into any leases of real property;

          (f)   enter into any material leases of equipment and machinery;

          (g) enter into any contract (i) which would be required to be listed on Schedule 3.13 had it been entered into prior to the date hereof, or (ii) in which any Affiliate of the Company or the Founders has any beneficial interest, other than agreements to pay bonuses that are included on the Closing Balance Sheet and which do not, in the aggregate, exceed $930,000;

          (h) redeem, purchase or otherwise acquire, directly or indirectly, any shares of Company Capital Stock or debt securities or any option, warrant or other right to purchase or acquire any such shares, or declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to such capital stock;

          (i) create, incur or assume any liability or indebtedness, except for borrowings under the Company Note or otherwise in the ordinary course of business consistent with past practices; or postpone or defer the creation, incurrence, or assumption of any liability or indebtedness that would otherwise be created, incurred or assumed in the ordinary course of business absent the execution of this Agreement;

          (j) pay or apply any of their assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount, directly or indirectly, to or for the benefit of the Stockholders or any Affiliate thereof; and

          (k) take any action, fail to take any action or enter into any agreement or understanding that causes the Company or the Founders to be in breach or violation of any of the representations or warranties made in Articles III and IV hereof.

     6.3  Publicity.  LifeMinders and the Founders shall mutually determine the
          ---------
form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures related thereto; provided,
                                                                --------
however, that nothing contained herein shall prohibit any Party hereto from
-------
making any disclosure required by applicable laws or regulations, after notice to the other Party with the opportunity to comment to the extent that delay of the disclosure is permitted under such laws or regulations.

     6.4  No Solicitation.  Neither the Company, the Founders, nor any agent,
          ---------------
officer, director or any representative thereof, shall, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly, (a) solicit, encourage or initiate the submission of proposals or offers from any person or entity for, (b) participate in any discussions pertaining to, or (c) furnish any information to any person or entity, other than LifeMinders, relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination involving the Company. If the Company or any of the Founders receives any unsolicited offer or proposal relating to any of the above, the Company or the Founders shall immediately notify LifeMinders thereof, including the identity of the party making such offer or proposal and the specific terms of such offer or proposal.

     6.5  Notification of Certain Matters. The Company and the Founders shall
          -------------------------------
give prompt notice to LifeMinders of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause any representation or warranty of the Company or the Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of the Company or the Stockholders to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Company or the Stockholders hereunder. The delivery of any notice pursuant to this Section 6.5 shall not, without the express written consent of LifeMinders, be deemed to (x) modify the representations or warranties hereunder of the Company or the Stockholders, (y) modify the conditions set forth in Article VII or (z) limit or otherwise affect the remedies available hereunder to LifeMinders. LifeMinders will promptly advise the Company in writing of (x) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of LifeMinders contained in this Agreement, if made on or as of the date of such event or the Effective Time, untrue or inaccurate in any material respect at or prior to the Closing, (y) any material failure of the Company or the Stockholders to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Company or the Stockholders hereunder. The delivery of any notice pursuant to this Section 6.5 shall not, without the express written consent of the Stockholders' Representative, be deemed to (x) modify the representations or warranties hereunder of LifeMinders or Acquisition Corp., (y) modify the conditions set forth in Article VIII or (z) limit or otherwise affect the remedies available hereunder to the Stockholders.

     6.6  Tax Matters.

          (a)   Transfer Taxes, etc. All transfer, documentary, sales, use,
                -------------------
stamp, registration and other similar Taxes and fees (including any penalties and interest thereon, together "Transfer Taxes") incurred by the Stockholders in connection with this Agreement shall be paid by the Stockholders when due. The Stockholders shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. If required by applicable law, LifeMinders shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

          (b)   Tax Payments. The Stockholders shall be liable for any and all
                ------------
Taxes of the Company attributable to any taxable period or portion thereof ending on or before the Closing Date to the extent that such Taxes (i) are not reflected in the reserve for Taxes (other than any reserve for deferred Taxes established to reflect timing differences between book and tax income) shown on the Current Balance Sheet and (ii) are not taken into account in determining Net Working Capital for purposes of Section 1.2(b) of this Agreement ("Pre-Closing Taxes"), provided, however, that the Stockholders shall not bear any liability with respect to Pre-Closing Taxes that may be asserted in connection with relocation bonuses payable to employees of the Company who accept employment with LifeMinders. Pre-Closing Taxes payable after the Closing Date shall be paid by LifeMinders on behalf of the Company. In the case of a taxable period beginning before and ending after the Closing Date, the Taxes attributable to the portion of such period ending on the Closing Date shall be computed as if the taxable period ended on the Closing Date were a separate taxable period, except that any Taxes imposed on the ownership of real, personal or intangible property shall be allocated pro rata on a daily basis, between the portions of the period ending on and ending after the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

          (c)   Cooperation Regarding Tax Matters. LifeMinders, the Company and
                ---------------------------------
the Founders shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns of the Company and any audit, litigation or other proceeding with respect to Taxes of the Company. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Founders agree (i) to retain all books and records with respect to Tax matters and pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by LifeMinders or the Founders any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Company or the Founders, as the case may be, shall allow the other Party to take possession of such books and records.

          (d)   Tax Proceedings. LifeMinders shall give prompt notice to the
                ---------------
Founders of the assertion of any claim, or the commencement of any suit, action or proceeding with respect to any Tax liability of the Company for which the Founders are responsible under this Agreement. The Founders may, at their own expense, participate in and, upon notice to LifeMinders, assume the defense of any such suit, action or proceeding; provided, that, (i) the Founders' counsel is reasonably acceptable to LifeMinders, (ii) the Founders shall thereafter consult with LifeMinders upon LifeMinders' reasonable request for such consultation from time to time with respect to such suit, action or proceeding and (iii) the Founders shall not, without LifeMinders' consent, agree to any settlement with respect to any Tax if such settlement could adversely affect any Tax liability of LifeMinders, the Company (but only with respect to any taxable period (or portion thereof) beginning after the Closing Date) or any other Affiliate of LifeMinders. If the Founders assume such defense, LifeMinders shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Founders. The Founders shall be liable for the fees and expenses of counsel employed by LifeMinders for any period during which the Founders have not assumed the defense thereof.

          (e)   Independent Tax Advice. Each Party represents that it is being
                ----------------------
advised independently as to the Tax consequences of the transactions contemplated hereby and is not relying on any representation or statements made by any other Party as to such Tax consequences (as distinguished from representations and warranties regarding factual matters relevant to the determination of such Tax consequences).

          (f)   Plan of Reorganization. Each Party acknowledges and agrees that
                ----------------------
(i) it intends the Merger to constitute a reorganization within the meaning of
Section 368(a) of the Code, (ii) to the extent permissible by law, each will report the Merger as such a reorganization in any and all Tax Returns filed by it, and (iii) the Parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations. Neither LifeMinders nor Acquisition Corp. has any present plan or intention to take any action after the Effective Time, or cause the Surviving Corporation to take any action after the Effective Time which would cause the Merger to fail to qualify as a reorganization within the meaning of the Code. LifeMinders has no present plan or intention to cause the Company to issue additional shares of its stock after the Merger that would result in LifeMinders losing "control" of the Surviving Corporation within the meaning of
Section 368(c) of the Code. Neither LifeMinders nor any person related to LifeMinders within the meaning of Treasury Regulation Section 1.368-1(e)(3) is obligated, or has any present plan or intention, to reacquire any of the LifeMinders Common Stock issued in the Merger, except as (A) expressly provided in this Agreement, (B) expressly provided in any escrow agreement or similar agreement executed in connection with this Agreement, or (C) as may occur pursuant to LifeMinders' stock repurchase program. LifeMinders has no present plan or intention to: (A) liquidate the Company; (B) merge the Company into another corporation; (C) cause the Company to sell or otherwise dispose of any assets, except for dispositions made in the ordinary course of business and dispositions described in Treasury Regulation Section 1.368-2(k)(2); or (D) sell or otherwise dispose of any of the Company Shares acquired in the Merger, except for dispositions described in Treasury Regulation Section 1.368-2(k)(2). Notwithstanding the foregoing, each Party agrees to take all actions within such Party's control necessary to qualify the Merger as a tax-free reorganization under Section 368(a) of the Code including, if necessary, effecting the transactions contemplated hereby as a forward triangular merger pursuant to which Acquisition Corp. will merge with the Company and remain as the Surviving Corporation.

          (g) The Company shall terminate its sponsorship, participation in and contributions to all DC Plans (as defined in Section 3.8(b)) prior to the Effective Time and shall, to the extent permitted under the Code, terminate such plans and take all actions necessary to make distributions to all participants of such plans. To the extent such plan distributions are prohibited under the Code as a result of the transactions contemplated by this Agreement, LifeMinders may, in its sole discretion, take such actions as may be necessary to transfer the assets and liabilities of such DC Plans to such successor plans as it deems appropriate.

     6.7  Litigation Support. In the event and for so long as any Party actively
          ------------------
is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will, on a reasonable basis, cooperate with such Person or its counsel in the contest or defense, make available their personnel, and provide such testimony and reasonable access to their books and records during normal business hours as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (except to the extent the contesting or defending Party is entitled to indemnification therefor under Article IX below).

     6.8  Reasonable Efforts. Each of the Parties hereto agrees to use all
          ------------------
reasonable efforts promptly to take, or cause to be taken, all actions and do or cause to be done, all things necessary, proper or advisable under applicable laws and regulation to (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Authorities or any other public or private third parties required of LifeMinders, the Company or the Stockholders to consummate the Merger and the other matters contemplated hereby,
(b) provide such other information and communications to such Governmental Authorities or other public or private third parties as the other Party or such Governmental Authorities or other public or private third parties may reasonably request in connection therewith, and (c) consummate and make effective the transactions contemplated by this Agreement including the satisfaction of all conditions hereto. Each Stockholder covenants and agrees to vote all of the shares of Company Capital Stock owned or controlled by such Stockholder for the approval of the Merger and the consummation of the transaction contemplated hereby. The Company and the Founders shall use all reasonable efforts to satisfy the conditions set forth in Section 7.10. The Company shall promptly contact each stockholder and use its reasonable best efforts to have each of them enter into this Agreement and approve the Merger as contemplated herein. The Company shall keep LifeMinders reasonably apprised as stockholders of the Company become Parties to this Agreement and shall, at Closing, provide LifeMinders with signed execution originals of the signature pages evidencing the foregoing.

     6.9  Further Assurances.  Following the Closing, each of the Parties shall,
          ------------------
from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be reasonably necessary, or otherwise reasonably requested by LifeMinders, the Company or the Stockholders, as the case may be, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

     6.10  LifeMinders Common Stock.
           ------------------------

           (a) When the stockholders of the Company receive shares of LifeMinders Common Stock pursuant to Section 1.2 hereof, the transfer agent for LifeMinders shall have been instructed to place a legend in substantially the following form on each certificate representing shares of LifeMinders Common Stock issued pursuant to this Agreement:

           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the applicable securities laws of any state, but have been issued in reliance upon exemptions from registration contained in the Securities Act and applicable state securities law. No sale, offer to sell or other transfer of the securities represented by this certificate may be made unless a registration statement under the Securities Act and any applicable state securities laws is in effect with respect the securities, or an exemption from the registration provisions thereof is then in fact applicable."

     In addition, the transfer agent shall place on each certificate, whether registered or not, any legend required by the blue sky laws of any state to the extent such laws are applicable to the stock represented by such certificate.

           (b) If (but without any obligation to do so) LifeMinders proposes to register any securities under the Securities Act either for its own account or the account of any selling security holders (other than pursuant to (i) a registration statement on Form S-4 or S-8 or any successor forms, or (ii) a registration on any form that does not permit secondary sales), it shall give notice to the Stockholders' Representative of its intention at least fifteen
(15) days in advance of the filing of any registration statement with respect thereto. Upon the written request of the Stockholders given within ten (10) days after receipt of such notice, LifeMinders, at its own expense, shall use commercially reasonable efforts to include in such registration, and in any underwriting involved therein, shares of Merger Stock (including LifeMinders Common Stock that constitute Pledged Assets) and Additional Pledge Shares, if any (the "Registrable Securities"), included in such request. If a managing
          ----------------------
underwriter with respect to an underwritten offering requests that the number of shares of Registrable Securities to be offered by the Stockholders be reduced because in the judgment of the managing underwriter the marketing of the offering would be adversely affected, then the number of shares of such Registrable Securities shall be reduced, pro rata, among all holders of
                                         --- ----
Registrable Securities based on the number of shares for which registration has been requested, by such amount as the managing underwriter may determine so as to not to affect adversely the marketing of the proposed offering, which reduced number of Registrable Securities shall be included in the offering.

          (c) If, on February 1, 2001, there shall remain unregistered any Registrable Securities, then LifeMinders shall file a registration statement under the Securities Act covering such shares on or before February 15, 2001, and thereafter effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any holder may reasonably request and that would permit or facilitate the sale of all Registrable Securities (provided that LifeMinders shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction), in each case so that such registration statement and all other such registrations, qualifications and compliances may become effective as soon as practicable after filing, provided,
                                                                      --------
that LifeMinders may delay filing or suspend the effectiveness of such
----
registration statement for a period of up to ninety (90) days if (x) there exists material nonpublic information about LifeMinders that would be required to be disclosed in such registration statement pursuant to Federal securities laws and (y) the Board of Directors of LifeMinders determines in good faith that it would not be in the best interests of LifeMinders and its stockholders to disclose such information in such registration statement, provided that LifeMinders use commercially reasonable efforts to minimize the period of such delay. Any registration of Registrable Securities contemplated by this Section 6.10(c) shall be conducted in accordance with the procedures and conditions set forth on Schedule 6.10(c).

          (d) The Merger Stock and any Additional Pledge Shares received by the Founders will be subject to the following restrictions on transfer, in addition to all applicable restrictions on transfer imposed by Federal and state securities laws:

                (i) No such shares shall be sold, disposed of, or otherwise transferred prior to the date that is one hundred and eighty (180) days after the Closing Date; and

                (ii) On each of the 180th day, the 270th day, the 360th day and the 450th day following the Closing Date, the restrictions set forth in clause
(i) above shall lapse with respect to twenty-five percent (25%) of the shares of each Founder, with all such restrictions having lapsed on the 450th day following the Closing Date;

provided, however, that such restrictions shall be revised to be at least as
--------  -------
favorable to the Founders as any similar restrictions placed on stockholders of companies purchased or otherwise acquired by LifeMinders after the date hereof and, upon the consummation of a Change of Control, all restrictions imposed on the Founders with respect to the Merger Stock issuable to them upon the Merger shall immediately lapse and be of no further force or effect. For purposes of this Section, a "Change of Control" shall mean any merger or consolidation or like transaction in which (i) LifeMinders is a constituent party or (ii) a subsidiary of LifeMinders is a constituent party and LifeMinders issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving LifeMinders or a subsidiary in which the holders of capital stock of LifeMinders immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 50% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation), or other change of control transaction which results in the exchange of outstanding shares of

LifeMinders for securities or other consideration issued or paid or caused to be issued or paid by an entity or affiliate thereof (other than a merger to reincorporate LifeMinders in a different jurisdiction) in which the shareholders of LifeMinders do not continue to hold a greater than fifty percent (50%) interest in the successor entity, a transaction or a series of related transactions that results in the transfer of more than fifty percent (50%) of the voting power of LifeMinders, or any sale of all or substantially all the assets of LifeMinders.

     LifeMinders shall instruct its transfer agent to place a legend in substantially the following form on each certificate representing shares of LifeMinders Common Stock issued as Merger Stock pursuant to this Agreement:

          "The securities represented by this certificate are subject to restrictions on transfer as set forth in that certain Agreement and Plan of Merger dated August 2, 2000. A copy of such agreement is on file at the principal offices of the Company."

          (e) Prior to the first anniversary of the Closing Date, each Stockholder shall provide LifeMinders with forty-five (45) days' prior written notice before such Stockholder shall complete any sales of more than fifty thousand (50,000) shares of Merger Stock in any three (3) month period.

          (f) LifeMinders shall take all corporate action necessary to reserve for issuance a sufficient number of shares of LifeMinders Common Stock for delivery upon exercise of the Company Stock Options assumed in accordance with
Section 1.3. Within thirty (30) days following the Closing Date, LifeMinders shall file a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to shares of LifeMinders Common Stock subject to such Company Stock Options, and maintain such registration statement and the current status of the prospectus or prospectuses contained therein for so long as such Company Stock Options remain outstanding shall reserve for issuance a sufficient number of shares.

    6.11. Stockholders' Representative.
          ----------------------------

          (a) Each holder of Company Capital Stock, by signing this Agreement, designates Tyler to be the Stockholders' Representative for purposes of this Agreement. The Stockholders shall be bound by any and all actions taken by the Stockholders' Representative on their behalf.

          (b) LifeMinders shall be entitled to rely upon any communications or writings given or executed by the Stockholders' Representative. All notices to be sent to the Stockholders pursuant to this Agreement may be addressed to the Stockholders' Representative and any notices so sent shall be deemed notice to all of the Stockholders hereunder. The Stockholders hereby consent and agree that the Stockholders' Representative is authorized to accept notice on behalf of the Stockholders pursuant thereto.

          (c) The Stockholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Stockholder, with full power in his name and one his behalf to act according to the terms of this Agreement in the absolute discretion of the Stockhold-ers' Representative; and in general to do all things and to perform all acts including, without limitation, executing, delivering and/or amending all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement. This power of attorney and all authority hereby conferred is granted subject to the interest of the Stockholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Stockholder, by operation of law, whether by such Stockholder's death or any other event.

          (d) The Stockholders shall severally and pro rata, in accordance with their pro rata portion, of the Merger Consideration, indemnify and hold harmless the Stockholders' Representative from and against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Representative and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement.

    6.12  Exercise of Convertible Securities. Each Stockholder covenants and
          ----------------------------------
agrees to exercise (either for cash or on a cashless basis to the extent permitted by such instruments) any warrants, stock options or any other rights to acquire Company Capital Stock, other than Company Stock Options, prior to the Effective Time.

    6.13  Director and Officer Liability. For six (6) years after the Effective
          ------------------------------
Time, LifeMinders shall cause the Surviving Corporation to maintain in effect, to the extent available, directors' and officers' liability insurance (either pursuant to LifeMinders' existing directors' and officers' liability insurance policy or a separate directors' and officers' liability insurance policy, at LifeMinders option) covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy, with respect to acts or omissions occurring on or prior to the Effective Time, on terms that are similar to those applicable under the directors' and officers' liability insurance policy currently maintained by the Company; provided, however, that in no event shall LifeMinders or the Surviving Corporation be required to expend more than $5,000 for coverage for any one year.

    6.14  Agreement to Vote Shares and Grant Proxy.  At every meeting of the
          ----------------------------------------
stockholders of the Company called with respect to any of the following, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Stockholder agrees to vote the shares of Company Capital Stock held by it in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger. The Stockholder further agrees to use such Stockholder's reasonable good faith efforts to cause the stockholders of the Company to approve the Merger and the transactions and matters contemplated in connection therewith and not, directly or indirectly, to solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of the Company's business, assets or capital stock. In the event the Company's board of directors does not call a meeting to approve the Merger, the Stockholder agrees to take all action necessary to call a meeting to approve the Merger or to approve the Merger by written consent. In order to effectuate the foregoing, the Stockholder does hereby constitute and appoint LifeMinders, or any nominee of LifeMinders, with full power of substitution, from the date hereof to the Termination Date, as its true and lawful proxy, for and in its name, place and stead, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require, for the sole purpose of causing the shares of Company Capital Stock to be voted in the manner contemplated by this Section 6.14; provided, however, that neither LifeMinders, nor any nominee of LifeMinders, shall vote the shares of Company Capital Stock for the conversion of shares of Company Preferred Stock into shares of Company Common Stock. The parties acknowledge that the proxy provided for here is irrevocable and coupled with an interest.

                                 ARTICLE VII
                    CONDITIONS TO LIFEMINDERS' OBLIGATIONS

     All obligations of LifeMinders under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions precedent, any one or more of which may be waived by LifeMinders in writing:

     7.1  Representations and Warranties. All of the representations and
          ------------------------------
warranties of the Company and the Stockholders contained in this Agreement (without regard to any materiality exceptions or provisions therein) shall be true, correct and complete in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     7.2  Performance. All of the terms, covenants, agreements and conditions of
          -----------
this Agreement to be complied with, performed or satisfied by the Company or Stockholders on or before the Closing Date shall have been duly complied with, performed or satisfied in all material respects.

     7.3  Litigation. No temporary restraining order, preliminary or permanent
          ----------
injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions or limiting or restricting the conduct or operation of the Company following the transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature, pending or, to the knowledge of the Parties, threatened, against LifeMinders, the Company or the Stockholders, their respective properties or any of their officers or directors, that could reasonably be expected to have a Material Adverse Effect.

     7.4  Amendment to Company Stock Option Plan. The Board of Directors of the
          --------------------------------------
Company shall have amended the Company Stock Option Plan to provide that the Additional Company Stock Options (as defined on Schedule 6.2) will be subject to the same terms and conditions as options granted under the LifeMinders' 1998 Stock Option Plan in the event of a merger, consolidation or other transaction involving LifeMinders.

     7.5  Consents. The Company shall have received the consents listed on
          --------
Schedule 3.3. The Company shall have received a waiver or consent from (x) TIBCO Financial Technology Inc. with respect to that certain Software License and Support Agreement (the "TIBCO License"), dated September 10, 1999, and (y) MicroTech Leasing Corp. with respect to that certain Master Lease Agreement, dated September 8, 1999, each in a form reasonably satisfactory to

LifeMinders; provided, that, the Company shall use its reasonable best efforts
             --------  ----
to obtain an amendment to the TIBCO License that provides for termination by the Company on thirty (30) days notice without penalty.

     7.6  Governmental, Regulatory and Other Consents and Approvals. All
          ---------------------------------------------------------
consents, approvals and actions of, filings with and notices to, any Governmental Authority or any other public or private third parties required of the Stockholders or the Company to consummate the Closing and the other matters contemplated hereby shall have been obtained or made.

     7.7  [Intentionally omitted.]

     7.8  Closing Deliveries. At the Closing, the Company and Stockholders, as
          ------------------
appropriate, shall perform and deliver the following, subject to waiver by
LifeMinders:

          (a)  each Stockholder shall deliver:

               (i) the certificate(s) representing the shares of Company Capital Stock (or affidavits of loss in lieu thereof) owned by him, all of which shall be free and clear of any Lien, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer;

               (ii) stock powers duly endorsed in blank representing such Person's Pledged Assets; and

               (iii) an investment letter in the form set forth as Exhibit A
                                                                   ---------
attached hereto executed by such Stockholder;

          (b) each director of the Company shall deliver his or her respective resignation as a director of the Company, which shall be effective as of the Closing;

          (c) each of the key employees listed on Schedule 7.8(c) as continuing with the Company or LifeMinders after the Closing shall deliver either an executed employment agreement in the form set forth as Exhibit B-1 attached
                                                       -----------
hereto, or an executed offer letter in the form set forth as Exhibit B-2
                                                             -----------
attached hereto;

          (d) each holder of any Company Stock Options shall have executed and delivered an option assumption agreement substantially in the form set forth as Exhibit C attached hereto;
---------

          (e) the Stockholders and all of the Company's officers, directors, employees and Affiliates shall deliver evidence of repayment in full in accordance with their terms all debts and other obligations, if any, owed to the Company;

          (f)  the Company shall deliver:

               (i)  the Closing Balance Sheet;

               (ii) the original books of account, minute books, minutes and other records of all meetings of the Company;

               (iii) the corporate seal of the Company and such other documents, records, keys and other items as shall be necessary for the operation of the business of the Company;

               (iv) an officer's certificate stating that the representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto shall be true in all material respects;

               (v) a certificate of the Secretary of the Company, setting forth the resolutions of the Board of Directors of the Company (or other evidence reasonably satisfactory to LifeMinders) authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect;

               (vi) a good standing certificate for the Company from the Secretary of State of the State of Delaware and from each state in which the Company is qualified to do business;

               (vii) certified charter documents of the Company, each dated as of a date reasonably close to the Closing Date;

               (viii) all consents, licenses, permits and approvals as set forth on Schedule 3.3;

               (ix) a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, which states that shares of
                  ------
Company Capital Stock do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying LifeMinders' obligations under Treasury Regulation Section 1.1445-2(c)(3) and a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for LifeMinders to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the Closing of the Merger; and

               (x) an opinion of counsel in form and substance reasonably satisfactory to LifeMinders.

     7.9  Exercise of Convertible Securities. All warrants, options and any
          ----------------------------------
other rights of any kind to purchase shares of Company Capital Stock (other than the Company Stock Options) shall have been exercised and the holders thereof shall have agreed to be bound by the terms and conditions of this Agreement as Stockholders.

     7.10 Stockholder Approval. Holders of at least 97% of the outstanding
          --------------------
shares of Company Capital Stock entitled to vote to approve the Merger shall have either voted to approve the Merger or not have elected to exercise any appraisal rights applicable under the DGCL.

                                 ARTICLE VIII.
           CONDITIONS TO THE COMPANY'S AND STOCKHOLDERS' OBLIGATIONS

     All obligations of the Company and the Stockholders under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions precedent, any one or more of which may be waived by the Company and the Stockholders in writing:

     8.1  Representations and Warranties. All of the representations and
          ------------------------------
warranties of LifeMinders contained in this Agreement (without regard to any materiality exceptions or provisions therein) shall be true, correct and complete in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     8.2  Performance. All of the terms, covenants, agreements and conditions of
          -----------
this Agreement to be complied with, performed or satisfied by LifeMinders on or before the Closing Date shall have been duly complied with, performed or satisfied in all material respects.

     8.3  Litigation. No temporary restraining order, preliminary or permanent
          ----------
injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions or limiting or restricting the conduct or operation of the Company following the transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or, to the knowledge of the Parties, threatened, against LifeMinders, the Company or the Stockholders, their respective properties, or any of their officers or directors, that could reasonably be expected to have a Material Adverse Effect.

     8.4  [Intentionally omitted.]

     8.5  Closing Deliveries. At the Closing, LifeMinders shall perform and
          ------------------
deliver the following, subject to waiver by the Company or Stockholders:

          (a)  the Merger Cash payable to each Stockholder pursuant to Section
1.2 hereof, which payment shall be made by wire transfer of federal or other immediately available funds to a bank account designated by such Stockholder;

          (b) irrevocable directions to its transfer agent to issue to each Stockholder certificates evidencing the number of shares of Merger Stock payable to each Stockholder pursuant to Section 1.2 hereof and the Pledged Assets;

          (c)  executed employment agreements in the form set forth as Exhibit
                                                                       -------
B-1 attached hereto, or an executed offer letter in the form set forth as
---
Exhibit B-2 attached hereto, to each of the key employees listed on Schedule
-----------
7.8(c);

          (d) executed option assumption agreements, substantially in the form set forth as Exhibit C attached hereto, to each holder of Company Stock Options;
             ---------

          (e) an officer's certificate stating that the representations and warranties of LifeMinders contained in this Agreement and in any certificate delivered by LifeMinders pursuant hereto shall be true in all material respects; and

          (f) an opinion of counsel in form and substance reasonably satisfactory to the Company.

                                  ARTICLE IX.
                                   INDEMNITY

     9.1  General Indemnification. Subject to the limitations set forth in this
          -----------------------
Article IX, each Stockholder (individually, an "Indemnifying Party" and
                                                ------------------
collectively, the "Indemnifying Parties"), covenants and agrees to indemnify,
                   --------------------
defend, protect and hold harmless LifeMinders and its respective officers, directors, employees, stockholders, assigns, successors and Affiliates (individually, an "Indemnified Party" and collectively, the "Indemnified
                   -----------------                         -----------
Parties") from, against and in respect of all Liabilities, losses, claims, damages, punitive damages, causes of actions, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, Taxes, interest (including interest from the date of such damages) and costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the
                -------
Indemnified Parties, in any action or proceeding between any or all of the Stockholders and the Indemnified Parties or between the Indemnified Parties and a third party, in connection with, resulting from or arising out of, directly or indirectly:

          (a) the inaccuracy of any representation or the breach of any warranty of the Company or any Stockholder set forth herein; and

          (b) the nonfulfillment of any covenant (other than the covenants set forth in Article X) or agreement on the part of any of the Company or Stockholders set forth in this Agreement.

     9.2  Indemnification Procedures. All claims or demands for indemnification
          --------------------------
under this Article IX ("Claims") shall be asserted and resolved as follows:
                        ------

          (a) In the event an Indemnified Party has a Claim against the Indemnifying Parties hereunder which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall promptly send a Claim Notice (as defined in Section 9.2(b)) with respect to such Claim to the Stockholders' Representative, whose actions and decisions shall be binding upon the Indemnifying Parties. If the Stockholders' Representative does not notify the Indemnified Party within the Notice Period (as defined in Section 9.2(b)) that the Indemnifying Parties dispute such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Parties. In case the Stockholders' Representative shall object in writing to any Claim made in accordance with this Section 9.2(a), the Indemnified Party shall have fifteen
(15) days to respond in a written statement to the objection of the Stockholders' Representative. If after such fifteen (15)-day period there remains a dispute as to any Claims, the

Parties shall attempt in good faith for thirty (30) days to agree upon the rights of the respective Parties with respect to each of such Claims. If the Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties.

          (b) In the event that any Claim for which the Indemnifying Parties would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall have fifteen
(15) days to notify the Stockholders' Representative of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Stockholders' Representative shall
                     ------------
have thirty (30) days from the receipt of the Claim Notice (the "Notice Period")
                                                                 -------------
to notify the Indemnified Party (i) whether or not the Indemnifying Parties dispute liability to the Indemnified Party hereunder with respect to such Claim and (ii) if the Indemnifying Parties do not dispute such liability, whether or not the they desire, at their sole cost and expense, to defend against such Claim. In the event that the Stockholders' Representative notifies the Indemnified Party within the Notice Period that the Indemnifying Parties do not dispute their obligation to indemnify hereunder and desire to defend the Indemnified Party against such Claim and except as hereinafter provided, the Stockholders' Representative shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Stockholders' Representative to a final conclusion; provided, that, unless the
                                                    --------  ----
Indemnified Party otherwise agrees in writing, the Stockholders' Representative may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, the Indemnified Party may do so at the Indemnified Party's sole cost and expense. If the Indemnifying Parties elect not to defend the Indemnified Party against such Claim, whether by failure of the Stockholders' Representative to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, may settle or defend against any such Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Parties the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto.

          (c) Notwithstanding the provisions of Section 9.2(b), if at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Stockholders' Representative, any such Claim seeks relief which could have a Material Adverse Effect on any Indemnified Party, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Parties hereunder. If the Indemnified Party should elect to exercise such right, the Stockholders' Representative shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Parties.

          (d) The Indemnifying Parties hereby waive any right to make a claim against LifeMinders or the Company for contribution or indemnification for any Damages asserted against them pursuant to this Article IX or otherwise.

          (e) The Indemnified Party's failure to give reasonably prompt notice to the Stockholders' Representative of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Parties of any Liability which they may have to the Indemnified Party unless the failure to give such notice materially and adversely affected the ability of the Indemnifying Party to defend such Claim.

          (f) Each Indemnifying Party shall be given the opportunity to elect, pursuant to its shareholder representation letter, whether it wishes to have the option to satisfy any obligations under this Article IX that may become due in excess of the Pledged Assets either by (i) delivering shares of LifeMinders Common Stock valued at the Merger Price, whether or not such shares are pledged pursuant to Section 1.4, (ii) paying cash or other immediately available funds or (iii) a combination of the foregoing.

     9.3  Limitation. The Indemnifying Parties shall not be liable to the
          ----------
Indemnified Parties with respect to any Claim arising from or relating to breaches of representations, warranties and covenants hereunder unless the aggregate amount of all Damages exceeds $500,000 (the "Indemnification Threshold"), in which case the Indemnifying Parties shall be liable for, and the Indemnified Parties shall be entitled to collect, all such Damages without regard to the Indemnification Threshold; provided, that, such limitation shall
                                         --------  ----
not apply to (i) any adjustment to the Merger Stock pursuant to Section 1.2(b),
(ii) Damages arising out of any breaches of the covenants of the Company or Stockholders set forth herein or any representations made in Sections 3.4, 3.10 or 4.3 or (iii) Damages arising out of claims of fraud. Until the first anniversary of the Closing Date, (x) the aggregate amount of the Indemnifying Parties' liability under this Article IX shall not exceed fifty percent (50%) of the Merger Consideration, with the Merger Stock valued at the Merger Price, and
(y) any liability shall be satisfied first from the Pledged Assets. After the first anniversary of the Closing Date, the aggregate amount of the Indemnifying Parties' liability under this Article IX shall not exceed ten percent (10%) of the Merger Consideration, with the Merger Stock valued at the Merger Price. Each Indemnifying Party shall only be liable to an Indemnified Party for its proportionate share (based on relative ownership of Company Capital Stock) of any Damages hereunder, subject to the aggregate limitations set forth in the preceding sentences. For purposes of the indemnity in this Article IX, all representations and warranties contained in Article III are made without any limitations as to materiality or dollar thresholds.

     9.4  Survival of Representations, Warranties, and Covenants. Except as
          ------------------------------------------------------
otherwise expressly provided herein, the representations, warranties and covenants made by the Company and/or the Stockholders in or pursuant to this Agreement or in any document delivered pursuant hereto, and the corresponding obligation to indemnify the Indemnified Parties hereunder, shall survive the Closing and remain in effect until, and expire on, the second anniversary of the Closing Date; provided, that, the representations and warranties contained in
              --------  ----
Sections 3.4, 3.8, 3.10 and 4.3, and the covenants contained in Section 6.6, and the indemnification obligations therefor, shall survive the Closing and terminate on the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitations (including extensions thereof); and provided further, that, any such period shall be extended until
              -------- -------
the final resolution of Claims pending as of the relevant dates described in this Section 9.4 (provide, that, no new or added claims may be brought during such extension period). The representations, warranties and covenants made by LifeMinders and Acquisition Corp. in or pursuant to this Agreement or in any document delivered pursuant hereto, shall survive the Closing and remain in effect until, and expire on, the second anniversary of the Closing Date.

     9.5  Sole and Exclusive Remedy. This Article IX contains the sole and
          -------------------------
exclusive remedies and provisions for any Claims under this Agreement, except that the foregoing limitation shall not apply to claims for Damages arising from breaches of the covenants in Article X or with respect to Damages arising from fraud or a willful breach of a covenant.

     9.6  Waiver, Release and Discharge.  Effective upon the Closing, each
          -----------------------------
Stockholder hereby irrevocably waives, releases and discharges the Company from any and all Liabilities and obligations to such Person of any kind or nature whatsoever, whether in his capacity as a Stockholder hereunder, an officer or director of the Company or otherwise (including, without limitation, in respect of rights of contribution or indemnification arising on or before the Closing
Date), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and no Stockholder shall seek to recover any amounts in connection therewith or thereunder from the Company, except for claims with respect to signing bonuses referenced in Section 6.2(g).

                                  ARTICLE X.
                            COVENANT NOT TO COMPETE

     10.1 Prohibited Activities.
          ---------------------

          (a)  For the period commencing with Closing and ending on the second
(2nd) anniversary of the Closing (the "Restricted Period"), no Founder, nor any
                                       -----------------
of his Affiliates, shall, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other Person:

               (i) engage as a stockholder, officer, director, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, in any business which competes with the LifeMinders' or the Company's Business; for purposes of this Section 10.1(a)(i), "LifeMinders' Business" shall mean an online direct marketing company that provides personalized information, or content, and advertisements via e-mail to a community of members and the "Company's Business" shall mean a mobile media network that uses an event-driven, server-based platform to deliver personalized advertising, content, and commerce information to desktop browsers and email and a wide variety of wireless devices, including mobile phones, alphanumeric pagers, and wireless personal digital assistants (PDAs); provided, however, no
                                                         --------  -------
Founder or Affiliate shall be precluded from the ownership of securities of corporations that are listed on a national securities exchange or traded in the national over-the-counter market in an amount that shall not exceed one percent (1%) of the outstanding shares of any such corporation;

               (ii) employ, or call upon for the purpose or with the intent of enticing away from or out of the employ of LifeMinders or its Affiliates, any Person who is at that time, or was within six (6) months prior to that time, an employee of LifeMinders or its Affiliates; or

               (iii) call upon any Person who is at that time, or has been within six (6) months prior to that time, a customer of LifeMinders or its Affiliates for the purpose of soliciting or selling products or services in competition with LifeMinders or its Affiliates; or

               (iv) publish any statement or make any statement (under any circumstances reasonably likely to become public) explicitly critical of LifeMinders or its Affiliates, or reasonably likely to adversely affect or otherwise malign the reputation of LifeMinders or its Affiliates.

          (b)  The Parties intend that the covenants contained in this Section
10.1 shall be deemed to be a series of separate covenants, one for each county in each state of the United States and, except for geographic coverage, each such separate covenant shall be identified in terms to the covenant contained in this Section 10.1.

     10.2  Confidentiality.
           ---------------

          (a) Each Stockholder, and each of their Affiliates, shall (i) treat and hold as confidential any information concerning the business and affairs of LifeMinders and the Company that is (x) not already generally available to the public through no act or failure to act by such Stockholder or Affiliate, (y) was already known by such Stockholder or Affiliate at the time of receipt as evidenced by its competent written records, or (z) was provided to the Company or such Stockholder by a third party, as a matter of right and without restriction on disclosure (the "Confidential Information"), (ii) not disclose,
                                ------------------------
transfer, transmit or use any of the Confidential Information except in connection with this Agreement or in performance of their obligations, if any, to the Company as employees or directors or as otherwise directed by the Company, and (iii) deliver promptly to LifeMinders, at the request and option of LifeMinders, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control. Each Stockholder hereby acknowledges that such Confidential Information constitutes proprietary and trade secret information of LifeMinders and the Company, as the case may be.

          (b) In the event that any Stockholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Person shall notify LifeMinders promptly of the request or requirement so that LifeMinders may seek an appropriate protective order or waive compliance with the provisions of this
Section 10.2. If, in the absence of a protective order or the receipt of a waiver hereunder, any Stockholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or other Government official or agency, such Person may disclose the Confidential Information to the tribunal; provided, that, such Person shall provide reasonable cooperation to
          --------  ----
LifeMinders so that LifeMinder may obtain, at its request and expense, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as LifeMinders shall designate.

     10.3 Damages.  Because of the difficulty of measuring economic losses to
          -------
LifeMinders and its Affiliates as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to LifeMinders and its Affiliates for which it would have no other adequate remedy, each of the Stockholders agrees that the foregoing covenant may be enforced by LifeMinders in the event of breach by such Stockholder, in addition to, but not in lieu of, any other available remedies, by injunctions and restraining orders and other equitable remedies.

     10.4 Reasonable Restraint. It is agreed by the Parties that the foregoing
          --------------------
covenants in this Article X impose a reasonable restraint on the Stockholders in light of the activities and business of LifeMinders and its Affiliates on the date of the execution of this Agreement and the current plans of LifeMinders and its Affiliates.

     10.5 Independent Covenant. All of the covenants in this Article X shall be
          --------------------
construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against LifeMinders, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by LifeMinders of such covenants. It is understood by the Parties hereto that the covenants contained in this Article X are essential elements of this Agreement and that, but for the agreement of the Stockholders to comply with such covenants, LifeMinders would not have agreed to enter into this Agreement. The Stockholders and LifeMinders have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by LifeMinders. The Stockholders hereby agree that all covenants contained in this Article X are reasonable and valid and waive all defenses to the strict enforcement hereof by LifeMinders. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the Parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed. The covenants contained in this Article X shall not be affected by any breach of any other provision hereof by any Party hereto and shall have no effect if the transactions contemplated by this Agreement are not performed.


                                  ARTICLE XI.
                                  TERMINATION

     11.1 Termination.
          -----------

          (a) This Agreement may, by notice given on or prior to the Closing Date, in the manner hereinafter provided, be terminated and abandoned at any time prior to the Closing Date:

               (i) by the Stockholders' Representative if there has been a material misrepresentation or a material default or breach by LifeMinders with respect to its representations in this Agreement or in any ancillary document or the due and timely performance of any of LifeMinders' covenants and agreements contained in this Agreement or in any ancillary document, and such misrepresentation, default or breach (if capable of cure) shall not have been cured within thirty (30) days after receipt by LifeMinders of notice specifying particularly such misrepresentation, default or breach;

               (ii) by LifeMinders if there has been a material misrepresentation or a material default or breach by the Company or Stockholders with respect to any of their representations in this Agreement or in any ancillary document or the due and timely performance of the Company or Stockholders covenants and agreements contained in this Agreement or in any ancillary document, and such misrepresentation, default or breach (if capable of cure) shall not have been cured within thirty (30) days after receipt by the Company of notice specifying particularly such misrepresentation, default or breach;

               (iii) by mutual agreement of the Company, Stockholders and LifeMinders;

               (iv) by either the Company or LifeMinders if the Closing shall not have occurred on or before September 15, 2000; provided, that, the Party
                                                   --------  ----
seeking to terminate this Agreement shall not because of its breach or violation of any representation, warranty or covenant contained herein, have caused the Closing not to have occurred on or before such date; or

               (v) by the Company or the Stockholders, on the one hand, or by LifeMinders, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing the consummation of the transactions contemplated by this Agreement; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions by any governmental entity which would make the consummation of the transactions illegal.

          (b) In the event this Agreement is terminated pursuant to Section 11.1(a), all further obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 10.2 and 13.8, and except that nothing in this Section 11.1(b) shall relieve any Party hereto of any liability for breach of this Agreement.


                                  ARTICLE XII
                                  DEFINITIONS

     12.1 Defined Terms. As used herein, the terms defined below shall have the
          -------------
following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending on the reference:

          "Affiliate" shall mean as to any Party, any Person which directly or
           ---------
indirectly is in control of, is controlled by, or is under common control with, such Party, including any Person who would be treated as a member of a controlled group under Section 414 of the Code and any officer or director of such Party. For purposes of this definition, an entity shall be deemed to be "controlled by" a Person if the Person possesses, directly or indirectly, power either to (i) vote ten percent (10%) or more of the securities (including convertible securities) having ordinary voting power or (ii) direct or cause the direction of the management or policies of such entity whether by contract or otherwise; and, as to a Party who is a natural person, such person's spouse, parents, siblings and lineal descendants. For the avoidance of doubt, from and after the Closing, LifeMinders' Affiliates shall include without limitation the Company.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles, consistently applied.

          "Government" shall mean any agency or instrumentality of the United
           ----------
States or any state or territory or subdivision thereof and any agency or instrumentality of any of the foregoing.

          "Governmental Authority" shall mean any court, tribunal, arbitrator,
           ----------------------
authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Liabilities" shall mean any direct or indirect liability,
           -----------
indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether fixed or unfixed, whether choate or inchoate, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, any liability for Taxes.

          "Lien" shall mean any claim, lien, pledge, option, charge, easement,
           ----
security interest, right-of-way, encumbrance, mortgage or other right.

          "Material Adverse Effect" shall mean a material adverse effect on (i)
           -----------------------
the assets (taken as a whole), the business or the financial condition of the Company or (ii) the right or ability to consummate the transactions contemplated hereby.

          "Person" shall mean an individual, a partnership, a limited liability
           ------
company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

          "Taxes" shall mean any federal, state, county, local, or foreign
           -----
taxes, charges, fees, levies, duties, assessments, forfeiture or payment obligations (including, without limitation, any obligation under unclaimed property or escheat laws), or charge of any kind whatsoever including, without limitation, all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, customs duty, fee, or assessment, including any interest, penalty, or addition thereto, whether disputed or not; and "Tax"
                                                                          ---
shall mean any of the foregoing Taxes.

          "Tax Return" means any return, declaration, report, claim for refund,
           ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                 ARTICLE XIII
                                 MISCELLANEOUS

     13.1 Successors and Assigns. This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the Company and the Stockholders and their respective successors and assigns; provided, however, that the Company and Stockholders may
                        --------  -------
not make any assignment of this Agreement or any interest herein without the prior written consent of LifeMinders, and provided further that LifeMinders may
                                          -------- -------
not make any assignment of this Agreement or any interest herein prior to the Closing. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by LifeMinders hereunder may be assigned by LifeMinders to a third party, in whole or in part, and to the extent so assigned, the Company and Stockholders hereby recognize said assignee as the party-in-interest with respect to the rights and obligations assigned and agrees to look solely to said assignee for the purpose of conferring benefits, or requiring performance of obligations, assigned to it by LifeMinders.

     13.2 Governing Law. This Agreement shall in all respects be interpreted,
          -------------
construed and governed by and in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

     13.3 Specific Enforcement. All of the Parties hereto acknowledge that the
          --------------------
Parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by any of the Parties hereto, the other Parties shall, in addition to all other remedies, be entitled to seek a temporary or permanent injunction, without showing any actual damage, or a decree for specific performance, in accordance with the provisions hereof.

     13.4 Severability. Each section, subsection and lesser section of this
          ------------
Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

     13.5 Amendment. This Agreement may be amended, supplemented or modified, at
          ---------
any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

     13.6 Waiver. Any Party hereto may to the extent permitted by applicable law
          ------
(i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other Parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements of the other Parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any Party of any term of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term of this Agreement on any future occasion.

     13.7 Notices. All notices, claims, certificates, requests, demands and
          -------
other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by facsimile, nationally-recognized overnight courier or certified mail, return receipt requested and postage prepaid, addressed to such address as the party to whom notice is to be given has furnished to the other party hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third (3/rd/) business day following that on which the piece of mail containing such communication is posted. All notices, claims, certificates, requests, demands and other communications required or permitted to be given hereunder shall be addressed as follows:

          (a)    If to LifeMinders:

                         LifeMinders, Inc.
                         1110 Herndon Parkway
                         Herndon, Virginia 20170
                         Attention:  Stephen R. Chapin
                         Facsimile:  (703) 707-9760

                    with a copy to:



                         Shaw Pittman
                         1676 International Drive
                         McLean, Virginia 22102
                         Attention:  Craig E. Chason
                         Facsimile: (703) 790-7901


          (b)    If to the Stockholders' Representative:

                         Troy Tyler
                         c/o SmartRay Networks, Inc.
                         26 West 23rd Street
                         3rd Floor
                         New York, NY 10010
                         Facsimile: (212) 447-9361
                    with a copy to:


                         Morrison & Foerster LLP
                         1290 Avenue of the Americas
                         New York, NY 10104
                         Attention:  Jay S. Rand
                         Facsimile: (212) 468-7900


          (c)    If to any of the Founders, to them at:

                         c/o SmartRay Networks, Inc.
                         26 West 23rd Street
                         3rd Floor
                         New York, NY 10010
                         Facsimile: (212) 447-9361


or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this section.

     13.8  Expenses. Except as otherwise provided in Article IX, all expenses of
           --------
the Company and the Stockholders (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, fees and expenses of accountants) incurred by the Company or any Stockholder in connection with the transactions contemplated hereby shall be borne by the Company. All expenses of LifeMinders (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, fees and expenses of accountants) incurred by LifeMinders in connection with the transactions contemplated hereby shall be borne by LifeMinders.

     13.9  [Intentionally omitted.]

     13.10 Complete Agreement. This Agreement embodies the complete agreement
           ------------------
and understanding among the Parties and supersedes and preempts any prior understandings, agreements or representation by or among the Parties, written or oral, which may have related to the subject matter herein; provided, that, if
                                                           --------------
this Agreement is terminated, the conditions of the Confidentiality Agreement dated June 29, 2000, by and between LifeMinders and the Company shall survive according to its terms.

     13.11 Absence of Third Party Beneficiary Rights. No provision of this
           -----------------------------------------
Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, stockholder (except the Company's Stockholders), employee or partner of any Party hereto or any other Person.

     13.12 Mutual Drafting. This Agreement is the mutual product of the Parties,
           ---------------
and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party hereto.

     13.13 Gender. Unless the context clearly indicates otherwise, where
           ------
appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give
                                    ---- -----
the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings.

     13.14 Headings. The headings in this Agreement are intended solely for
           --------
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     13.15 Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement. This Agreement and any document or schedule required hereby may be executed by facsimile signature which shall be considered legally binding for all purposes.

                          [Signatures page follows.]

     IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

                              LIFEMINDERS
                              LifeMinders, Inc.



                              By:  /s/ Allison Abraham
                                   -------------------
                              Name:    Allison Abraham
                              Title: President


                              ACQUISITION CORP.
                              SRNI Acquisition Corp.



                              By: /s/ Allison Abraham
                                  -------------------
                              Name:   Allison Abraham
                              Title: President


                              COMPANY
                              Smartray Network, Inc.



                              By: /s/ Troy S. Tyler
                                  -----------------
                              Name:   Troy S. Tyler
                              Title: President and CEO


                              FOUNDERS


                              /s/ Troy S. Tyler
                              -----------------
                              Troy Tyler


                              /s/ Andrew Playford
                              -------------------
                              Andrew Playford


                              /s/ David Kidder
                              ----------------
                              David Kidder


                              OTHER STOCKHOLDERS


                              /s/ Killian Kistler
                              ---------------------------------------------
                              Killian Kistler
                              Kistler Associates, Managing Partner

                              /s/ MRW Smartray LLC
                              ---------------------------------------------
                              MRW Smartray LLC



                              /s/ Connected Ventures LLC
                              ---------------------------------------------
                              Connected Ventures LLC



                              /s/ Martin L. Schoffstall, Revocable Trust
                              ---------------------------------------------
                              Martin L. Schoffstall, Revocable Trust



                              /s/ Square Earth Ventures Fund, LLC
                              ---------------------------------------------
                              Square Earth Ventures Fund, LLC



                              /s/ Bradford G. Peters
                              ---------------------------------------------
                              Bradford G. Peters



                              /s/ Andrew J. McKelvey
                              ---------------------------------------------
                              Andrew J. McKelvey



                              /s/ MIS-1, LP., LLP
                              ---------------------------------------------
                              MIS-1, LP., LLP

                              /s/ International Tool & Machine Company Ltd.
                              ---------------------------------------------
                              International Tool & Machine Company Ltd.



                              /s/ Verbena Servicos e Investimentos, S.A.
                              ------------------------------------------
                              Verbena Servicos e Investimentos, S.A.




                              /s/ James H. Carlisle
                              -------------------------
                              James H. Carlisle




                              /s/ Brian Pfiefler
                              -------------------------
                              Brian Pfiefler




                              /s/ Eugene Ruiz
                              -------------------------
                              Eugene Ruiz




                              /s/ DLMH Holdings, LLC
                              -------------------------
                              DLMH Holdings, LLC




                              /s/ Robert W. Ferrel
                              --------------------------
                              Robert W. Ferrel




                              /s/ NP Ventures I LLC
                              --------------------------
                              NP Ventures I LLC




                              /s/ Drew Vermillion
                              --------------------------
                              Drew Vermillion




                              /s/ George Kakouris
                              --------------------------
                              George Kakouris




                              /s/ Richard S. Rock, M.D.
                              --------------------------
                              Richard S. Rock, M.D.

                              /s/ Paul C. P. Higgitt
                              ----------------------------
                              Paul C. P. Higgitt




                              /s/ Marvin L. Scoffstall, Revocable Trust
                              -------------------------------------------
                              Marvin L. Scoffstall, Revocable Trust




                              /s/ Larry Kopald
                              ----------------------------
                              Larry Kopald




                              /s/ Rich Frankel
                              ----------------------------
                              Rich Frankel



                              /s/ Chris Kemsley
                              ----------------------------
                              Chris Kemsley




                              /s/ David Blume
                              ----------------------------
                              David Blume




                              /s/ Jeffrey Stewart
                              ----------------------------
                              Jeffrey Stewart




                              /s/ Joseph Nelson
                              ----------------------------
                              Joseph Nelson




                              /s/ Bradley E. Ruff, M.D.
                              ----------------------------
                              Bradley E. Ruff, M.D.




                              /s/ Michael J. Christoi
                              ----------------------------
                              Michael J. Christoi

                              /s/ Thomas P. Dougherty
                              ------------------------------
                              Thomas P. Dougherty




                              /s/ Steve Bozich
                              ------------------------------
                              Steve Bozich




                              /s/ Michael Greenberg
                              ------------------------------
                              Michael Greenberg




                              /s/ Ardith P. Jones
                              ------------------------------
                              Ardith P. Jones




                              /s/ Luis S. Diaz-Albertini
                              ------------------------------
                              Luis S. Diaz-Albertini




                              /s/ Christ J. Pavlatos
                              ------------------------------
                              Christ J. Pavlatos




                              /s/ Francisco X. Vilasuso, M.D.
                              ---------------------------------
                              Francisco X. Vilasuso, M.D.




                              /s/ /Robert Ferrel, Jnr.
                              ---------------------------------
                              Robert Ferrel, Jnr.




                              /s/ Christine V. Muhlke
                              ---------------------------------
                              Christine V. Muhlke




                              /s/ Ryan Nitz
                              ---------------------------------
                              Ryan Nitz

                              /s/ Panchin Limited
                              ----------------------------
                              Panchin Limited




                              /s/ Vernon Steward
                              ----------------------------
                              Vernon Steward




                              /s/ Gary Howe
                              ----------------------------
                              Gary Howe




                              /s/ Bill Tolver
                              ----------------------------
                              Bill Tolver




                              /s/ Jill Duhl
                              ----------------------------
                              Jill Duhl




                              /s/ Weston Jones
                              ----------------------------
                              Weston Jones




                              /s/ Tim Czarney
                              ----------------------------
                              Tim Czarney




                              /s/ Julius J. Burnhardt
                              ----------------------------
                              Julius J. Burnhardt




                              /s/ Susan Goodman
                              ----------------------------
                              Susan Goodman



                              /s/ Lawrence Dawn D.D.S.
                              ----------------------------
                              Lawrence Dawn D.D.S.




                              /s/ Dr. Steven Kidder
                              ----------------------------
                              Dr. Steven Kidder

                              /s/ Ludovic Collins
                              -----------------------------
                              Ludovic Collins




                              /s/ Max H. Cohen, M.D.
                              -----------------------------
                              Max H. Cohen, M.D.




                              /s/ Luke Evans (Gift from DK)
                              -------------------------------
                              Luke Evans (Gift from DK)




                              /s/ Guy Ross
                              -------------------------------
                              Guy Ross




                              /s/ Ralph Jones
                              ------------------------------
                              Ralph Jones




                              /s/ Marian W. Ferrel
                              ------------------------------
                              Marian W. Ferrel




                              /s/ Quality InterConnect
                              ------------------------------
                              Quality InterConnect

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This First Amendment to the Agreement and Plan of Merger (this "Amendment")
                                                                     ---------
is entered into as of August 31, 2000 and is by and among LifeMinders, Inc., a Delaware corporation ("LifeMinders"), SRNI Acquisition Corp., a Delaware
                       -----------
corporation and wholly-owned subsidiary of LifeMinders ("Acquisition Corp.") and
                                                         -----------------
Smartray Network, Inc., a Delaware corporation (the "Company").
                                                     -------

                                   WITNESSETH

          WHEREAS, LifeMinders, Acquisition Corp., the Company and certain stockholders of the Company are parties to that certain Agreement and Plan of Merger entered into as of August 2, 2000 (the "Merger Agreement").
                                               ----------------

          WHEREAS, LifeMinders, Acquisition Corp. and the Company hereto wish to amend the Merger Agreement as hereinafter set forth;

          NOW, THEREFORE, on the terms and subject to the conditions herein set forth, the Parties, intending to be bound, hereby agree as follows:

          Section 1.  Definitions.  Unless otherwise indicated, capitalized
                      -----------
terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

          Section 2.  Amendment of the Merger Agreement.  The Merger Agreement
                      ---------------------------------
is hereby amended as follows:

          (a) Section 1.2(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     "(b) The Merger Consideration has been calculated based on the assumption that the difference between the current assets and current liabilities (the "Net Working Capital") of the Company as of the Closing Date, is negative
   --------------------
   $2,425,673 (the "Target Net Working Capital").  If the Net Working Capital on
                    --------------------------
   the Closing Date (the "Closing Net Working Capital") is greater than or less
                          ---------------------------
   than the Target Net Working Capital, with such difference exceeding $50,000, then the Merger Stock shall be subject to adjustment as set forth in this
   Section 1.2(b). The Company shall, on the Closing Date, deliver a balance sheet as of the Closing Date (the "Closing Balance Sheet"). Set forth on
                                      ---------------------
   Schedule 1.2(b) is a projected Closing Balance Sheet (the "Projected Closing
                                                              -----------------
   Balance Sheet"). The Closing Balance Sheet shall be mutually prepared by the
   -------------
   Company and LifeMinders in accordance with GAAP, consistent with the Projected Closing Balance Sheet and the Company's past accounting practices (except as otherwise requested by LifeMinders). The Closing Balance Sheet shall be subject to review within forty-five (45) days after the Closing Date by an accounting firm of national repute, selected by LifeMinders and the Stockholders' Representative (as defined in

   Section 6.11), if either Party so requests. To the extent that such post-Closing review indicates that the Closing Net Working Capital was greater than the Target Net Working Capital by more than $50,000, then LifeMinders shall add to the Pledged Assets a number of shares of LifeMinders Common Stock equal to the quotient of (x) the entire amount of such difference between the Closing Net Working Capital and the Target Net Working Capital divided by (y) the Merger Price ("Additional Pledge Shares"). To the
                                             ------------------------
   extent that such post-Closing review indicates that the Closing Net Working Capital was less than the Target Net Working Capital by more than $50,000, then LifeMinders shall be entitled to receive from the Pledged Assets a number of shares of LifeMinders Common Stock equal to the quotient of (a) the entire amount of such difference between the Target Net Working Capital and the Closing Net Working Capital divided by (b) the Merger Price."

          (b) Sections 1.3(b) and 6.2(c) of the Merger Agreement are hereby amended by deleting the amount "10.18" where it appears therein and replacing that deleted number with the amount "10.184".

          (c) Section 2.1 of the Merger Agreement is hereby amended by deleting the words "The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Shaw Pittman in Tysons Corner,
--------
Virginia," and replacing those deleted words with the words "The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at
                                                  -------
the offices of Morrison & Foerster LLP in New York, New York,".

          (d) Section 6.2(c) of the Merger Agreement is hereby amended by deleting the amount "1,822,552" where it appears therein and replacing that deleted amount with the amount "1,573,428".

          (e) Section 6.2(d) of the Merger Agreement is hereby amended to read as follows:

              "(d) incur any bank indebtedness or borrowings, whether or not in the ordinary course of its business, or issue any commercial paper, other than the debt evidenced by the Amended and Restated Promissory Note dated as of August 31, 2000, attached hereto as Exhibit D (the "Company Note");".
                              ------------

          (f) Section 6.2(g) of the Merger Agreement is hereby amended by deleting the amount "$930,000" where it appears therein and replacing that deleted amount with the amount "$1,183,500".

          (g) Section 8.5(a) of the Merger Agreement is hereby amended to read as follows:

              "(a) the Merger Cash payable to each Stockholder pursuant to
              Section 1.2 hereof, which payment shall be made by delivery of check to such Stockholder or wire transfer of federal or other immediately available funds to a bank account designated by such Stockholder;".

          (h) Schedules 3.3, 3.4, 3.6, 3.7, 3.9(c), 3.13, 3.22, 4.4, 4.4(d),
6.2(b) and 7.8(c) of the Merger Agreement are hereby amended and replaced by the respective Schedules attached hereto.

          Section 3.  Waiver of Certain Closing Conditions.  LifeMinders waives
                      ------------------------------------
the conditions to Closing that the Company shall have obtained (x) a consent pursuant to the Vendor Agreement for Level 1 Service, Last Sale Service and NQDS with the Nasdaq Stock Market, Inc. and (y) an amendment to the TIBCO License.

          Section 4.  Effect.  Except as amended hereby, the Merger Agreement
                      ------
shall remain in full force and effect in all respects.

          Section 5.  Counterparts. This Amendment may be executed in two or
                      ------------
more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

          Section 6.  Governing Law. THIS AMENDMENT, THE LEGAL RELATIONS BETWEEN
                      -------------
THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                           [SIGNATURE PAGES FOLLOWS]

     IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed by its officer thereunto duly authorized as of the date first above written.


                                        LIFEMINDERS
                                        LifeMinders, Inc.


                                        By: /s/ Allison Abraham
                                            --------------------------
                                        Name:  Allison Abraham
                                        Title: President

                                        ACQUISITION CORP.
                                        SRNI Acquisition Corp.


                                        By: /s/ Allison Abraham
                                            --------------------------
                                        Name:  Allison Abraham
                                        Title: President

                                        COMPANY
                                        SmartRay Network, Inc.


                                        By: /s/ Troy Tyler
                                           ---------------------------
                                        Name:  Troy Tyler
                                        Title: President and CEO

                                        STOCKHOLDERS' REPRESENTATIVE


                                        /s/ Troy Tyler
                                        ------------------------------
                                        Troy Tyler